UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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SYNOVUS FINANCIAL CORP.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
2022 PROXY STATEMENT

March 15, 2022
Dear Fellow Shareholder:
On behalf of the Board of Directors, we are pleased to cordially invite you to attend the 2022 Annual Meeting of Shareholders of Synovus Financial Corp. at 10:00 a.m. on Wednesday, April 27, 2022. You are receiving this invitation and this Proxy Statement as a shareholder of record as of February 24, 2022.
This meeting will be completely virtual, conducted via live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SNV2022. Details regarding how to attend the meeting online and the business to be conducted are more fully described in the accompanying Notice of the 2022 Annual Meeting of Shareholders.
Our team delivered impressive results in 2021, despite continued economic uncertainties and lingering pandemic impacts, and laid important groundwork for building an even better bank for our shareholders, clients, employees, and communities in 2022 and beyond. At our February 8, 2022 Investor Day, the first held in 15 years, members of the executive leadership team presented four strategic pillars for transforming Synovus into a more modern bank, capable of delivering innovative, differentiated experiences that meet the changing demands and expectations of clients and prospects.
During the year, we also made meaningful progress in advancing our environmental, social and governance, or ESG, strategies and initiatives. We continued fortifying the governance of our current and future ESG risks and opportunities, and further integrated key ESG considerations and disciplines into our business objectives. Indicative of our commitment to robust management of human capital at Synovus, our Compensation Committee took an expanded role in the oversight of broad-based human capital at the Company and, as such, changed its name to the Compensation and Human Capital Committee to more accurately reflect its mission. Likewise, the Risk Committee took on a more active role in overseeing ESG related risks, revising its charter to reflect the importance of ESG and sustainability from an enterprise risk perspective. And the Corporate Governance and Nominating Committee remained deeply engaged and committed to the advancement of measurable and impactful overall ESG strategy, initiatives, and framework, overseeing all of the Company’s efforts related to this fundamental area. In addition to the adoption of key statements and policies related to human rights, ethics, environmental impact, and sustainable finance, we matured both our internal reporting and external disclosure frameworks to enhance tracking, measuring, accountability and transparency, and we are focused on advancing in several priority areas in 2022 – including expanded disclosure related to human capital/diversity efforts and environmental reporting aligned with the Task Force on Climate-Related Financial Disclosure. To read more about our current ESG program and to access ongoing updates, please visit www.synovus.com/ESG.
Additionally, in April 2021, we executed on our succession plan for the role of Chief Executive Officer, working in tandem with our leadership team to manage the Company through the transition and into the next stage of transformation and innovation. Our Board was a valuable resource as we navigated this transition, and we are pleased with the seamless transfer that enabled the Synovus team to focus solely on sustainable growth, value creation, and community investment without distraction.
As always, we will continue to cultivate our service-focused culture and reputation, which are our primary competitive advantages and the foundation of your trust.
Once again, we are providing proxy materials to our shareholders primarily through the Internet. We believe this process contributes to our efficiency and sustainability efforts while offering our shareholders a convenient way to access important information about the matters on which we will vote at our annual meeting.
Your vote is important to us. Even if you plan to attend the meeting virtually, we encourage you to vote your shares in advance by following the voting instructions provided.
Thank you for your continued support of Synovus.
Sincerely,

Kessel D. Stelling Executive Chairman of the Board	Kevin Blair President and Chief Executive Officer

Notice of the 2022 Annual Meeting of Shareholders
Wednesday, April 27, 2022
10:00 a.m.
www.virtualshareholdermeeting.com/SNV2022
Items of Business:
1.To elect as directors the 13 nominees named in this Proxy Statement;
2.To hold an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation and Human Capital Committee;
3.To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2022; and
4.To transact such other business as may properly come before the meeting and any adjournment thereof.
Who may vote:
You can vote if you were a shareholder of record on February 24, 2022.
Annual Report:
A copy of the 2021 Annual Report accompanies this Proxy Statement.
Virtual Event:
We will host the 2022 Annual Meeting of Shareholders via webcast. If you were a shareholder of record on February 24, 2022, or you hold a valid proxy for the Annual Meeting, you may attend virtually at www.virtualshareholdermeeting.com/SNV2022 and vote online at the Annual Meeting. Detailed instructions on how to attend and participate via the internet are provided below.
Your vote is important. Please vote in one of the following ways:
1.Call 1-800-690-6903 and follow the recorded instructions. You will need to enter the 16-digit control number that appears on your proxy card;
2.Visit www.proxyvote.com and enter the 16-digit control number that appears on your proxy card;
3.Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or
4.Vote at the meeting by visiting www.virtualshareholdermeeting.com/SNV2022 and entering the 16-digit control number that appears on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials.
If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.
This Notice of the 2022 Annual Meeting of Shareholders and the accompanying Proxy Statement are sent by order of the Board of Directors.
March 15, 2022
 Mary Maurice Young
Secretary
YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE VOTE YOUR SHARES PROMPTLY BY TELEPHONE OR INTERNET OR BY SIGNING AND RETURNING YOUR EXECUTED PROXY CARD.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) which accompanies this Proxy Statement. You should read the entire Proxy Statement and our 2021 Annual Report carefully before voting. We are first furnishing the proxy materials to our shareholders on or about March 15, 2022. In this Proxy Statement, the words “Synovus,” “the Company,” “we,” “us,” and “our” refer to Synovus Financial Corp., together with Synovus Bank and Synovus’ other wholly-owned subsidiaries, except where the context requires otherwise.

Annual Meeting of Shareholders
•Time and Date: 10:00 a.m. on Wednesday, April 27, 2022
•Location: Virtual format only via www.virtualshareholdermeeting.com/SNV2022
•Record Date: February 24, 2022
•Voting: Shareholders as of the record date are entitled to vote

How to Cast Your Vote
You can vote by any of the following methods:
•Call 1-800-690-6903 and follow the recorded instructions. You will need to enter the 16-digit control number that appears on your proxy card;
•Visit www.proxyvote.com and enter the 16-digit control number that appears on your proxy card;
•Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or
•Vote at the meeting by visiting www.virtualshareholdermeeting.com/SNV2022 and entering the 16-digit control number that appears on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials.

How to Participate in the Virtual Annual Meeting
•If you were a shareholder of record as of February 24, 2022, or if you hold a legal proxy or broker’s proxy card for Synovus’ 2022 Annual Meeting of Shareholders, or Annual Meeting, provided by your bank, broker, or nominee, you can attend virtually, vote and submit questions at the Annual Meeting. To attend virtually and participate in the Annual Meeting as a shareholder, go to www.virtualshareholdermeeting.com/SNV2022 and, when prompted, enter the 16-digit control number that appears on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials. Once you are admitted to the meeting as a shareholder, you may vote during the Annual Meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. We encourage you to log into this website and access the virtual meeting at least 15 minutes before the start of the meeting.
•Those without a 16-digit control number may attend virtually the 2022 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/SNV2022 and, when prompted, register as a guest in order to listen to the meeting.

Meeting Agenda
•Election of 13 directors;
•Advisory vote on the compensation of our named executive officers as determined by the Compensation and Human Capital Committee;
•Ratification of KPMG LLP, or KPMG, as our independent auditor for the year 2022; and
•Transaction of such other business as may properly come before the meeting.

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Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more information)
Election of 13 directors	FOR each director nominee	Page 21
Approval of the advisory vote on the compensation of our named executive officers as determined by the Compensation and Human Capital Committee	FOR	Page 28
Ratification of KPMG as our independent auditor for the year 2022	FOR	Page 29

2021 Financial Performance
2021 exhibited strong overall financial performance due to growth in key areas such as loans (excluding Payment Protection Program, or PPP, loans) and non-interest revenue as well as benefits from the reduction in the allowance for credit losses, or ACL. The ACL reduction was a direct result of an economy which improved from the depths of the COVID-19 pandemic beginning in 2020. While interest rates remained low during the year resulting in yield compression on earning assets, we were able to effectively mitigate this impact to net interest income through a reduction in deposit and borrowing costs and the benefits of PPP fees.
Non-interest revenue experienced strong growth in areas such as wealth management and core banking fees. While falling from 2020 levels, mortgage production also remained elevated relative to pre-pandemic levels which supported overall revenue and profitability.
As a result of effective expense management as well as benefits from Synovus Forward efficiency initiatives, we were able to tightly manage expense year over year which contributed to an overall positive operating leverage multiple on an adjusted basis.* At the end of the year, we achieved $110 million of our Synovus Forward commitment which included a combination of expense and revenue initiatives, and we remain on track to achieve a cumulative pre-tax run rate benefit of $175 million by the end of 2022.
Credit metrics remain near cycle lows with a combination of prudent risk management and improving economic conditions. Our ACL decreased $184 million, or 60 basis points (as a % of loans), to 1.21%, excluding PPP loans. This reduction in ACL resulted in a reversal of provision for credit losses of $106 million for the year.
We ended the year with a common equity tier 1 capital, or CET1, ratio of 9.50% which is in the middle of our operating range of 9.25% to 9.75%. We effectively deployed excess capital into share repurchases in 2021 and reduced our overall share count by 3% over the course of the year. Overall, our capital position, along with our strong earnings potential, positions us well to execute on our strategic growth initiatives.
The following metrics are used in the short and long-term incentives detailed further in the Proxy Statement.

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* For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measures, please refer to Appendix B of this Proxy Statement.
For additional information relating to our business and our subsidiaries, including a detailed description of our operating results and financial condition for 2021 and 2020, please refer to the summary on page 35 of this Proxy Statement and our 2021 Annual Report that accompanies this Proxy Statement.

2021 Compensation
During 2021, our performance across key profitability metrics, including earnings, improved from 2020. We also made significant progress toward accomplishing our key strategic priorities for the year. Our 2021 compensation reflects our improved financial performance and progress toward achieving our strategic objectives, including payouts under our short-term incentive plan that were above target.
Base Salaries
Kevin S. Blair, our President and Chief Executive Officer, received a base salary increase to $950,000, effective April 21, 2021 to reflect his promotion. The Compensation and Human Capital Committee established Mr. Blair’s salary following a review of compensation levels among CEOs at peer companies. While the Compensation and Human Capital Committee reviewed market comparisons and recognized that some cash salaries for other named executive officers were below the market median, there were no other base salary increases for the named executive officers due to the uncertain and volatile economic conditions associated with the ongoing pandemic in 2021.
Short-Term Incentives
•Consistent with prior years, our annual incentive plan included a combination of financial and strategic objectives. For 2021, the Compensation and Human Capital Committee established financial goals for adjusted earnings per share, or adjusted EPS, and adjusted return on average assets, or adjusted ROAA, as well as a component based on strategic objectives.
•The following chart summarizes the provisions of our short-term award incentive plan for 2021:

Form of Award	Measures and Weightings	Payout Features
Cash	Adjusted EPS (50%) Adjusted ROAA (25%) Strategic Objectives (25%)	Payouts from 0% to 150% of target based upon adjusted EPS, adjusted ROAA and performance on strategic objectives
•Our strong financial performance in 2021 resulted in both adjusted EPS and adjusted ROAA results above the maximum performance goal. The Compensation and Human Capital Committee also assessed performance on the strategic objectives as being above target. Based on these results and the Compensation and Human Capital Committee’s review of corporate and individual performance, the Compensation and Human Capital Committee approved payouts ranging from 140% to 150% of target for the named executive officers. For more information regarding the annual incentive determination, including details on the Compensation and Human Capital Committee’s review of the strategic objectives component, please see “Payout Determination” on page 42 of this Proxy Statement.

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Long-Term Incentives
•Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: performance stock units, or PSUs, and restricted stock units, or RSUs. The following chart summarizes the key provisions of our long-term grants made in 2021:

Form of Award	Vesting	Payout Features
PSUs (60% of ongoing annual award value)	100% after 3 years	Payouts from 0% to 150% of target based upon weighted return on average tangible common equity (as adjusted) and relative total shareholder return
RSUs (40% of ongoing annual award value)	⅓ per year over 3 years (33⅓% per year)	Time-based vesting based upon continued employment with Synovus

The PSU awards are subject to possible downward discretionary adjustment based upon risk considerations—see page 44 of this Proxy Statement. The PSUs and RSUs are also subject to the Company’s clawback policy.
•An additional award of PSUs was made to Messrs. Blair, Holladay and Derrick as described in “Long-Term Incentive Decisions in 2021” on page 42 of this Proxy Statement.
•Because of our stock ownership guidelines, executive officers hold a meaningful amount of Synovus common stock, further aligning their interests with shareholders’ interests.
•Because the economic conditions that were built into our performance measures under our long-term incentive awards for the 2019-2021 performance period did not anticipate the impact of the pandemic, we did not meet the performance thresholds for the PSUs that were granted in 2019 and all shares were forfeited.
We believe that the compensation delivered to each named executive officer in 2021 was fair, reasonable and aligned with our performance and our strategic objectives.

VOTING INFORMATION

Purpose
You received this Proxy Statement and the accompanying proxy card because the Board of Directors of Synovus is soliciting proxies to be used at the Annual Meeting, which will be held virtually on April 27, 2022, at 10:00 a.m., at www.virtualshareholdermeeting.com/SNV2022. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Internet Availability of Proxy Materials
As permitted by the federal securities laws, Synovus is making this Proxy Statement and its 2021 Annual Report available to its shareholders via the Internet instead of mailing printed copies of these materials to each shareholder. On March 15, 2022, we mailed to our shareholders (other than those who previously requested electronic or paper delivery and other than those holding a certain number of shares) a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this Proxy Statement and the accompanying 2021 Annual Report. These proxy materials are being made available to our shareholders on or about March 15, 2022. The Notice also provides instructions regarding how to access your proxy card to vote through the Internet or by telephone. The Proxy Statement and 2021 Annual Report are also available on our website at investor.synovus.com/2022annualmeeting.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.

Who Can Vote
You are entitled to vote if you were a shareholder of record of Synovus common stock as of the close of business on February 24, 2022. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.
If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from such holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks, brokers and other holders of record. If your shares are not registered in your own name and you plan to vote your shares at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote at the Annual Meeting.

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Quorum and Shares Outstanding
A majority of the votes entitled to be cast by the holders of the outstanding shares of Synovus common stock must be present, either in person virtually or represented by proxy, in order to conduct the Annual Meeting. This is referred to as a quorum. On February 24, 2022, 145,468,575 shares of Synovus common stock were issued and outstanding and entitled to vote.

Proxies
The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board’s recommendations as follows:
(1)FOR the election of each of the 13 director nominees named in this Proxy Statement;
(2)FOR the approval of the advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation and Human Capital Committee; and
(3)FOR the ratification of the appointment of KPMG as Synovus’ independent auditor for the year 2022.
The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

Required Votes
The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is described below:
Proposal 1 – Election of 13 Directors
To be elected, each of the 13 director nominees named in this Proxy Statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to Synovus’ Corporate Governance Guidelines, each holdover director has tendered an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, our Corporate Governance and Nominating Committee would consider the resignation and make a recommendation to the Board of Directors about whether to accept or reject such resignation and publicly disclose its decision within 90 days following certification of the shareholder vote.
All Other Proposals
For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast is required to approve each such proposal.

Abstentions and Broker Non-Votes
Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 3 but not with respect to any of the other proposals to be voted on at the Annual Meeting.
For all proposals, abstentions and broker non-votes will have no effect on the proposal to be considered at the Annual Meeting.

How You Can Vote
If you hold shares in your own name, you may vote by proxy or virtually at the Annual Meeting at www.virtualshareholdermeeting.com/SNV2022. To vote by proxy, you may select one of the following options:
Vote by Telephone
You can vote your shares by telephone by calling 1-800-690-6903. Telephone voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 26, 2022. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

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Vote by Internet
You can also choose to vote by visiting www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 26, 2022. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.
Vote by Mail
If you choose to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided.
Vote at the Annual Meeting
You can vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SNV2022 and following the instructions described below.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy at the Annual Meeting.
Synovus Stock Plans
If you participate in the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, the Synovus Employee Stock Purchase Plan and/or the Synovus Director Stock Purchase Plan, your proxy card represents shares held in the respective plan, as well as shares you hold directly in certificate form registered in the same name. If you hold shares of Synovus common stock through a 401(k) plan, you will receive a separate proxy card representing those shares of Synovus common stock.

Revocation of Proxy
If you are a shareholder of record and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting, (2) voting again by telephone or on the Internet prior to 11:59 P.M., Eastern Time, on April 26, 2022 or (3) attending the Annual Meeting virtually and casting a ballot.
If your Synovus shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change or revoke your vote.

Attending the Annual Meeting
The Annual Meeting will be held on Wednesday, April 27, 2022 via a virtual format by live webcast.
To attend the Annual Meeting virtually and participate as a shareholder, you will need to go to www.virtualshareholdermeeting.com/SNV2022 and, when prompted, enter the 16-digit control number included in your proxy card, your Notice or the instructions included with your proxy materials.
If your shares are registered in your name and you received proxy materials by mail, your control number is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy. A legal proxy is an authorization from your bank or broker for you to vote the shares it holds in its name on your behalf. It also serves as your control number.
Once you are admitted to the meeting as a shareholder, you may vote during the meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. Those without a 16-digit control number may attend the 2022 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting.
If you are unable to attend the meeting, you can listen to it later and view the slide presentation over the Internet at investor.synovus.com/2022annualmeeting. We will maintain copies of the slides and audio of the presentation for the Annual Meeting on our website for reference after the meeting. Information included on Synovus’ website, other than the Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

Voting Results
You can find the voting results of the Annual Meeting in Synovus’ Current Report on Form 8-K, which Synovus will file with the SEC no later than May 3, 2022.
If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Philosophy
The business affairs of Synovus are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by Synovus’ Articles and bylaws. The role of the Board of Directors, or the Board, is to effectively govern the affairs of Synovus for the benefit of its shareholders. The Board strives to ensure the success and continuity of Synovus’ business through the appointment of qualified executive management. It is also responsible for ensuring that Synovus’ activities are conducted in a responsible and ethical manner. Synovus and its Board of Directors are committed to following sound corporate governance.
Corporate Governance Highlights
Synovus’ Board and management believe that good corporate governance practices promote the long-term interests of all shareholders and strengthen Board and management accountability. Highlights of such practices include:
•Annual elections of all directors;
•Majority voting for director elections;
•On-going focus on Board refreshment, with 6 of our 13 nominees first elected or nominated to our Board within the last 5 years and 10 of our 13 nominees first elected or nominated to our Board within the last 10 years;
•Diverse Board composition, with 23% of our directors being women and 23% of our directors being persons of color;
•One vote per share voting structure;
•An independent Lead Director;
•Audit, Compensation and Human Capital, Risk and Corporate Governance and Nominating Committees comprised entirely of independent directors;
•Robust ESG and enterprise risk oversight by the full Board and all of its committees;
•Board focus on strategic planning and direction, with oversight and guidance of Synovus’ long-term strategy within approved risk appetite parameters;
•Periodic and regular rotation of Board committee leadership and composition;
•Open and transparent shareholder engagement, with involvement from Synovus’ Lead Director and other independent directors as appropriate;
•Frequent and comprehensive education programs to keep directors apprised of such evolving issues as business and banking trends; risks and compliance issues; laws, regulations and requirements applicable to Synovus and to the banking industry generally; and corporate governance best practices;
•Policies prohibiting the hedging, pledging and short sale of shares of Synovus stock by directors and executive officers;
•Regular and robust Board and committee self-evaluations, facilitated from time to time by an independent third party;
•Mandatory retirement of our directors upon attaining the later of age 72 or 7 years of Board service (but in no event later than age 75);
•Executive compensation driven by a pay-for-performance policy;
•Meaningful stock ownership guidelines for Board members and executive officers; and
•Adoption of a clawback policy for incentive compensation paid to Synovus’ executive officers.
In addition, the Board, under the leadership of the Corporate Governance and Nominating Committee, continues to actively monitor and consider additional changes to our corporate governance practices for the future.
Independence
The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Synovus. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A and are also available in the Corporate Governance section of our website at investor.synovus.com.
The Board has affirmatively determined that a majority of its members are independent as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. Synovus’ Board has determined that, as of January 1, 2022, the following eleven directors are independent: Tim E. Bentsen; F. Dixon Brooke, Jr.; Stephen T. Butler; Elizabeth W. Camp; Pedro Cherry; Diana M. Murphy; Harris Pastides; Joseph J. Prochaska, Jr.; John L. Stallworth; Barry L. Storey; and Teresa White. Please see “Certain Relationships and Related Transactions” on page 55 of this Proxy Statement for a discussion of certain relationships between Synovus and its independent directors. These relationships have been considered by the Board in determining a director’s independence from Synovus under Synovus’ Corporate Governance Guidelines and the NYSE listing standards and were determined to be immaterial.

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Board Meetings and Attendance
The Board of Directors held ten meetings in 2021. All directors attended at least 75% of Board and committee meetings held during their tenure during 2021. The average attendance by incumbent directors at the aggregate number of Board and committee meetings they were scheduled to attend was 100%. Although Synovus has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meeting. All of Synovus’ then-current directors attended Synovus’ 2021 annual meeting of shareholders.
Board meetings regularly include educational presentations and training to enable our directors to keep abreast of business and banking trends and market, regulatory and industry issues. These sessions are often conducted by outside experts in such subject areas as cybersecurity, evolving regulatory standards, risk management, emerging products and trends, economic conditions, digital, technology and effective corporate governance. In addition, the Board is provided business-specific training on products and services and special risks and opportunities to Synovus. Moreover, our directors periodically attend industry conferences, meetings with regulatory agencies and educational sessions pertaining to their service on the Board and its committees.
Committees of the Board
Synovus’ Board of Directors has five principal standing committees—an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation and Human Capital Committee, a Risk Committee and an Executive Committee. Each committee has a written charter adopted by the Board of Directors that complies with the applicable listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at investor.synovus.com. The Board has determined that each member of the Audit, Corporate Governance and Nominating, Compensation and Human Capital and Risk Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees as of the date of this Proxy Statement.

	Audit Committee	Corporate Governance and Nominating Committee	Compensation and Human Capital Committee	Risk Committee	Executive Committee
Tim E. Bentsen
Kevin S. Blair
F. Dixon Brooke, Jr.
Stephen T. Butler
Elizabeth W. Camp
Pedro Cherry
Diana M. Murphy
Harris Pastides
Joseph J. Prochaska, Jr.
John L. Stallworth
Kessel D. Stelling
Barry L. Storey
Teresa White

Chairperson	Member
Following the election of directors at the Annual Meeting, the Corporate Governance and Nominating Committee will recommend the reconstitution of the foregoing committees and appoint committee chairpersons after giving effect to any changes to the current composition of the Board.

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Audit Committee
Synovus’ Audit Committee held thirteen meetings in 2021. The Audit Committee’s report is on page 33 of this Proxy Statement. The Board has determined that all five members of the Committee are independent and financially literate under the rules of the NYSE and that each of the five members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:
•Monitoring the integrity of Synovus’ financial statements, Synovus’ systems of internal controls and Synovus’ compliance with regulatory and legal requirements;
•Overseeing the risks relating to financial reporting, litigation, credit, and related matters;
•Reviewing and discussing with Synovus’ management and the independent auditor Synovus’ financial statements and related information, including non-GAAP financial information, critical audit matters, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC;
•Monitoring the independence, qualifications and performance of Synovus’ independent auditor and internal audit function; and
•Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.

Corporate Governance and Nominating Committee
Synovus’ Corporate Governance and Nominating Committee held four meetings in 2021. The primary functions of Synovus’ Corporate Governance and Nominating Committee include:
•Identifying qualified individuals to become Board members;
•Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;
•Recommending to the Board the leadership structure of the Board and the composition and leadership of Board committees;
•Overseeing the annual review and evaluation of the performance of the Board and its committees;
•Developing and recommending to the Board updates to our corporate governance documents;
•Reviewing and assessing shareholders’ feedback related to our governance practices and shareholder engagement process; and
•Overseeing the Company’s ESG strategy, initiatives and policies.

Compensation and Human Capital Committee
Synovus’ Compensation and Human Capital Committee held six meetings in 2021. Its report is on page 48 of this Proxy Statement. The primary functions of the Compensation and Human Capital Committee include:
•Approving and overseeing Synovus’ executive compensation program;
•Reviewing and approving annual corporate goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on such evaluation;
•Approving non-CEO executive compensation, including base salary and short-term and long-term compensation;
•Overseeing all compensation and benefit programs in which broad-based employees of Synovus are eligible to participate;
•Reviewing Synovus’ incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and reviewing and discussing, at least annually, the relationship between risk management and incentive compensation;
•Developing and recommending to the Board compensation for non-employee directors;
•Monitoring and reviewing the talent management and succession planning processes for the CEO and Synovus’ other key executives;
•Providing oversight of Synovus’ broader talent management and diversity, equity and inclusion processes and initiatives;
•Assisting the Board in its oversight of all other human capital management strategies, practices and risks (added in 2021); and
•Coordinating as necessary with the Corporate Governance and Nominating Committee in its oversight role of ESG (added in 2021).
In light of the aforementioned expanded role related to all aspects of human capital management, the committee changed its name from the “Compensation Committee” to the “Compensation and Human Capital Committee” in 2021.
Information regarding the Compensation and Human Capital Committee’s processes and procedures for considering and determining executive officer compensation is provided in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement. Except to the extent prohibited by law or regulation, the Compensation and Human Capital Committee may delegate matters within its power and responsibility to individuals or subcommittees when it deems appropriate.
In addition, the Compensation and Human Capital Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties. During 2021, the Committee retained the services of Meridian Compensation Partners, LLC, or Meridian, to:
•Provide ongoing recommendations regarding executive and director compensation consistent with Synovus’ business needs, pay philosophy, market trends and the latest legal and regulatory considerations;

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•Provide market data for base salary, short-term incentive and long-term incentive decisions; and
•Advise the Compensation and Human Capital Committee as to best practices and market developments.
The Compensation and Human Capital Committee evaluated whether the work provided by Meridian raised any conflict of interest. The Compensation and Human Capital Committee considered various factors, including the six factors mandated by SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this Proxy Statement. Meridian was engaged directly by the Compensation and Human Capital Committee, although the Compensation and Human Capital Committee also directed that Meridian work with Synovus’ management to facilitate the Compensation and Human Capital Committee’s review of compensation practices and management’s recommendations. Synovus’ Chief Human Resources Officer developed executive compensation recommendations for the Compensation and Human Capital Committee’s consideration in conjunction with Synovus’ CEO and with the advice of Meridian. Meridian did not provide any other services to Synovus during 2021.
In 2021, Synovus’ Chief Human Resources Officer worked with the Chairman of the Compensation and Human Capital Committee to establish the agenda for committee meetings. Management also prepared background information for each committee meeting. Synovus’ Chief Human Resources Officer and CEO generally attend committee meetings by invitation of the Compensation and Human Capital Committee. However, the Compensation and Human Capital Committee regularly meets in executive session without members of management in attendance, and the CEO and other members of management do not have authority to vote on committee matters. Meridian attended all of the committee meetings held during 2021 at the request of the Compensation and Human Capital Committee.

Risk Committee
Synovus’ Risk Committee held seven meetings in 2021. The primary functions of Synovus’ Risk Committee include:
•Monitoring and reviewing the enterprise risk management and compliance framework policies and processes;
•Monitoring and reviewing emerging risks and the adequacy of risk management and compliance functions;
•Overseeing ESG risk management initiatives and activities including management of risks pertaining to climate change and sustainability;
•Monitoring the independence and authority of the enterprise risk management function and reviewing the qualifications and background of the Chief Risk Officer and other senior risk officers; and
•Providing recommendations to the Board in order to effectively manage risks.

Executive Committee
The Executive Committee is comprised of the chairpersons of the principal standing committees of the Synovus Board and Synovus Bank Board, the Chief Executive Officer, the Executive Chairman of the Board (if different from the Chief Executive Officer) and the Lead Director. During the intervals between meetings of Synovus’ Board of Directors, the Executive Committee possesses and may exercise any and all of the powers of Synovus’ Board of Directors in the management and direction of the business and affairs of Synovus with respect to which specific direction has not been previously given by the Board of Directors, unless Board action is required by Synovus’ governing documents, law or rule. The Executive Committee did not meet in 2021.

Compensation and Human Capital Committee Interlocks and Insider Participation
Messrs. Bentsen, Brooke, Butler, Prochaska and Storey and Ms. White served on the Compensation and Human Capital Committee during 2021. None of these individuals is or has been an officer or employee of Synovus. In 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Synovus’ Board or Compensation and Human Capital Committee.
Strategic Direction
One of our Board’s most important functions is to provide oversight and direction as to Synovus’ strategy, including business and organizational initiatives, potential growth opportunities, risks and challenges. As such, the Board incorporates strategic topics into each meeting agenda and monitors strategic progress and emerging risks quarterly through the Risk Committee. Management provides the Board with a detailed review of the strategic plan, including the short-term and long-term initiatives and targets. As a part of this process, the Board and its committees carefully consider whether the strategic plan aligns with Synovus’ risk appetite and risk profile. Moreover, the Board has at least one extended session annually focused on a deeper dive into emerging industry trends and the correlation to Synovus’ strategic direction.
In 2021, Synovus’ strategic plan continued to focus on building upon our proven strong reputation, commitment to our communities and relationship-centered approach while reflecting the unique considerations for us as a regional bank and as a more traditional bank moving more aggressively toward innovation. We made deliberate adjustments to our businesses and business model to drive sustained franchise value while retaining our legacy focus on our people and our clients. Embracing the acceleration of technology and adopting digital and data capabilities are critical to position us as a top quartile performing bank of the future. During 2021, we focused on six strategic areas and

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our initiatives and execution aligned with these areas - expanding sources of growth; building high performing teams; differentiating the client experience; transforming digital; efficiency, scale, and modernization; and leveraging data as an asset.
In 2021, the Company also continued to execute on Synovus Forward, a cost savings and revenue-generating initiative begun in January 2020, and focused on such efforts as expense reductions around Synovus’ third party spend program, branch optimization, back-office staff optimization, a voluntary early retirement program, market-based repricing of certain product offerings, deposit repricing, commercial analytics and digital enhancements. As of December 31, 2021, Synovus realized approximately $110 million in pre-tax benefits from the initiative and remains on track to achieve a cumulative pre-tax run rate benefit of $175 million by the end of 2022.
In addition, the Company and the Board navigated through a CEO transition beginning in April 2021 with Mr. Blair’s succession into the role of President and Chief Executive Officer and Mr. Stelling’s transition into the role of Executive Chairman. Throughout the process, the Board remained focused on execution of the Company’s key strategic priorities.
Leveraging the six strategic areas of focus outlined above, in December 2021, Synovus introduced a streamlined strategy focused on growth and performance through four core pillars.
Each of these pillars is supported by various strategic initiatives designed to drive growth and improve performance, with a prioritization on such matters as investing in commercial growth, fortifying consumer banking, optimizing wealth, refreshing the brand, re-imagining the client journey, automating systems and processes, using advanced analytics, enhancing modern core enabled banking products, developing diverse leaders, and establishing a growth based culture. We believe that disciplined execution of these core pillars will position us for long-term top quartile performance.

The Board monitors the execution of the strategic plan throughout the year at its regularly scheduled meetings and continually assesses and guides management on the strategic direction and initiatives.
Risk Oversight
Under Synovus’ Corporate Governance Guidelines, the Board is charged with providing oversight of Synovus’ risk management processes. The Board does not view risk in isolation and considers risk in virtually every business decision and as part of the Company’s overall business strategy. While the Board oversees risk management, the Company’s management is charged with managing risk. The Board’s role in risk oversight is an integral part of Synovus’ overall enterprise risk management framework.
The Risk Committee fulfills the overarching oversight role for the enterprise risk management and compliance processes, including approving the risk appetite of the Company, risk tolerance levels and risk policies and limits, monitoring key and emerging risks and reviewing risk assessments. In carrying out its responsibilities, the Risk Committee works closely with Synovus’ Chief Risk Officer and other members of Synovus’ enterprise risk management and compliance teams. The Risk Committee meets periodically with the Chief Risk Officer and other members of management and receives a comprehensive report on enterprise risk management and compliance matters, including management’s assessment of risk exposures (including risks related to strategy, reputation, liquidity, Synovus Forward, interest rates, LIBOR transition, credit, operations, regulatory compliance, litigation, capital management, information technology, information risk and resiliency, new and modified products, model risk management, third party vendors, M&A activity, ESG and future growth, among others) and the processes in place to monitor and control such exposures. The Risk Committee is also responsible for overseeing the investment policy and strategy and contingency funding plan of the Company. Between meetings, the Chairman of the Risk Committee receives updates relating to risk oversight and compliance matters from the Chief Risk Officer, the CEO, the Chief Information Security Officer, the Chief Compliance Officer and other members of management. The Risk Committee provides a report on risk management to the full Board on at least a quarterly basis.

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In addition, oversight of risk is allocated to all other committees of the Board, who meet regularly and report back to the Board. The Audit Committee oversees risks related to financial reporting, internal controls over financial reporting, valuation of investment securities and private equity investments, internal and independent audit functions, capital adequacy, legal matters, tax matters, credit matters and reputational risks relating to these areas. The Compensation and Human Capital Committee oversees risks related to incentive compensation, executive and director compensation, executive succession planning, talent retention, human capital and reputational risks relating to these areas. As a part of the risk governance process, the Chief Risk Officer provides an annual risk profile of our compensation plans to the Compensation and Human Capital Committee. For a discussion of the Compensation and Human Capital Committee’s review of Synovus’ senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations—Risk Considerations” on page 47 of this Proxy Statement. The Corporate Governance and Nominating Committee oversees ESG-related risks and corporate governance-related risks, such as board composition and effectiveness, board succession planning, corporate governance policies, related party transactions, ethics, and reputational risks relating to these areas.
The Company believes that its enterprise risk framework, including the active engagement of management with the Board in the risk oversight function, supports the risk oversight function of the Board. For more information on the risks facing the Company, see the risk factors in “Part I—Item 1A. Risk Factors” in the 2021 Annual Report.
Cybersecurity
Information security is a significant operational risk for financial institutions which may lead not only to financial losses, but may also negatively affect the reputation of and confidence in the Company. Synovus continues to enhance our information security program and capabilities to identify and mitigate threats to the confidentiality, availability and integrity of our information systems. Below are some highlights of the elements of our information security program:
•Our Board is actively engaged in the oversight of Synovus’ information security risk management and cybersecurity programs. The Risk Committee receives quarterly updates from the Company’s Chief Information Security Officer on our information security and cyber risk strategy, cyber defense initiatives, cyber event preparedness, and cybersecurity risk assessments. The Risk Committee annually approves the Company’s information security program. In addition to an annual report on these issues with the full Board, the Board consults, from time to time and on a regular basis, with outside parties with an expertise in cybersecurity.
•Synovus follows widely accepted cybersecurity policies and best practices to define and measure our security program. We are externally audited on an annual basis and certified on information security standards, including System and Organizational Controls (SOC) and Payment Card Industry Data Security Standard (PCI DSS). Our program is reviewed on a periodic basis against the Federal Financial Institutions Examination Council's (FFIEC) Cybersecurity Assessment Tool and the National Institute of Standards and Technology Cybersecurity Framework in order to measure our cybersecurity preparedness, evaluate whether cybersecurity preparedness is aligned with risks, determine risk management practices and controls that are needed or need enhancement and to inform our risk management strategies.
•We engage and retain independent third-parties to review and assess our information security program, and these updates are reviewed with the Risk Committee and executive leadership. We keep computer forensics, legal and security firms on retainer in case of a cyber breach event. We engage independent third-parties to perform annual penetration tests against our network.
•We employ a risk management framework to identify, assess, monitor and test cyber risk and controls. This formal process of risk assessment, risk treatment, risk acceptance, communication, consultation, monitoring and review is designed in accordance with the ISO 27005 Standard.
•We perform comprehensive due diligence and ongoing oversight of third-party relationships, including vendors.
•We are members of financial sector organizations, including the Financial Services Information Sharing and Analysis Center (FS-ISAC), which facilitates the sharing of cyber and physical threat, vulnerability and incident information for the good of the membership.
•Our information security program employs a wide variety of technologies that are intended to secure our operations and proprietary information. This in-depth defense strategy focuses on protecting our networks, systems, data and facilities from attacks or unauthorized access. We have a dedicated Cybersecurity Fusion Center for monitoring and responding to cyber events.
•We make ongoing investments in developing and enhancing our security processes and controls and in maintaining our technology infrastructure.
•Synovus has a Business Continuity/Disaster Recovery program in place which is tested on a regular basis. Our Incident Response program is tested regularly, including independent third-party review and assessments.
•We provide annual education and training to our Board on cybersecurity risks and awareness. We have a robust program of education for our employees on cybersecurity and social engineering to mitigate risk including required annual training, quarterly training on critical topics and bimonthly security awareness communications. We conduct exercises to test their effectiveness on a monthly basis throughout the year.
•We maintain a risk management insurance policy related to our cybersecurity and information security risks which is intended to defray the costs and losses of any related loss.
Leadership Structure of the Board
Our current Board leadership structure consists of:
•A non-independent Executive Chairman of the Board;
•An independent Lead Director;
•Committees chaired by independent directors; and

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•Active engagement by all directors.
Our Corporate Governance Guidelines and governance framework provide the Board with flexibility to select the appropriate leadership structure for Synovus. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Synovus’ shareholders. In accordance with Synovus’ bylaws, our Board of Directors elects our Chairman and CEO, and both of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the roles of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the Corporate Governance and Nominating Committee shall nominate, and a majority of the independent directors shall elect, a Lead Director. Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the Board and, if necessary, nominates the Lead Director candidate from the independent directors. Currently, one individual serves as Executive Chairman and another serves as our CEO. Because the Executive Chairman is not an independent director, Synovus also has a Lead Director. The Board currently believes that these roles provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying Synovus’ strategy behind a single vision.
The Executive Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the CEO and Lead Director and providing information to Board members in advance of meetings and between meetings.
Pursuant to Synovus’ Corporate Governance Guidelines, the duties of the Lead Director include the following:
•Working with the Executive Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;
•Calling meetings of the independent and non-management directors, as needed;
•Ensuring Board leadership in times of crisis;
•Developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;
•Acting as liaison between the independent directors and the Executive Chairman of the Board on matters raised in such executive sessions;
•Chairing Board meetings when the Executive Chairman of the Board is not in attendance;
•Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the chairs of the principal standing committees of the Board;
•Working with the Executive Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;
•Performing such other duties as may be requested from time-to-time by the Board, the independent directors or the Executive Chairman of the Board; and
•Being available, upon request, for consultation and direct communication with major shareholders.
After careful consideration, the Corporate Governance and Nominating Committee has determined that Synovus’ current Board structure is the most appropriate leadership structure for Synovus and its shareholders at this time. Moreover, as part of the Board’s annual self-evaluation, the performance of the Executive Chairman of the Board and Lead Director are evaluated, and the Board continues to believe that the current Board structure is appropriate and effective.
Meetings of Non-Management and Independent Directors
The non-management and independent directors of Synovus meet separately after each regularly scheduled meeting of the Board of Directors and at such other times as may be requested by the Lead Director or any director. During 2021, Ms. Camp, as Lead Director, presided at the meetings of non-management and independent directors.
Board and Committee Self-Evaluations
The Board’s annual self-evaluation is a key component of its director nomination process and succession planning. In fact, the Corporate Governance and Nominating Committee uses the input from these self-evaluations to recommend changes to Synovus’ corporate governance practices and areas of focus for the following year and to plan for an orderly succession of the Board and its committees. The Board values the contributions of directors who have developed extensive experience and insight into Synovus during the course of their service on the Board and as such, the Board does not believe arbitrary term limits on directors’ service are appropriate. At the same time, the Board recognizes the importance of Board refreshment to help ensure an appropriate balance of experience and perspectives on the Board.

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Consideration of Director Candidates

Director Qualifications
Synovus’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on Synovus’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of Synovus, must be free from conflicts of interest with Synovus, must not have reached the retirement age for Synovus directors and must be willing to make, and be financially capable of making, the required investment in Synovus’ stock pursuant to Synovus’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing director candidates and existing directors:
•The extent of the director’s/potential director’s educational, business, non-profit or professional acumen and experience;
•Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;
•Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and the Board’s director independence standards;
•Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of Synovus’ business;
•Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;
•Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to Synovus’ current or future business, will add specific value as a Board member; and
•Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.
The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will contribute to Board diversity and allow the Board to effectively fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our director nominees, see “Proposals to be Voted on: Proposal 1—Election of 13 Directors—Nominees for Election as Director” beginning on page 21 of this Proxy Statement.

Identifying and Evaluating Nominees
The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by Synovus’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources, including members of the Board, Synovus’ executives and individuals personally known to the members of the Board. Second, the Committee, as authorized under its charter, retains at Synovus’ expense one or more search firms to identify candidates.
The Committee will consider all director candidates identified through the processes described above, as well as any candidates identified by shareholders through the process described below, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his or her evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Shareholder Candidates
The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary, as Synovus’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee evaluates individuals recommended by shareholders for nomination as directors according to the criteria discussed above and in accordance with Synovus’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 56 of this Proxy Statement.

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Communicating with the Board
Synovus’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board as follows:
•by writing the Board of Directors, Synovus Financial Corp., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901;
•by telephone: (706) 644-2748; and
•by email to synovusboardofdirectors@synovus.com.
Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any director upon request.
These procedures are also available in the Corporate Governance section of our website at investor.synovus.com. Synovus’ process for handling shareholder and other communications to the Board has been approved by Synovus’ independent directors.
Shareholder Engagement
Synovus and our Board believe that accountability to our shareholders is key to sound corporate governance principles, and as such, regular and transparent communication with our shareholders is essential to our long-term success. Throughout the year, members of our management team meet regularly with a significant number of our shareholders to discuss our corporate strategy, financial performance, long-term objectives, credit risks, capital management, enterprise risk management, corporate governance, ESG related matters and executive compensation. In regularly engaging with our shareholders, we provide perspective on our governance policies and executive compensation practices and seek input from these shareholders to ensure that we are addressing their questions and concerns.
Our on-going shareholder engagement program encompasses a number of initiatives, including:
•In-person and virtual meetings with our larger institutional shareholders;
•In-person and virtual meetings with certain large institutional shareholders, with participation by our Lead Director and Chair of the Compensation and Human Capital Committee and certain other members of our Board as appropriate;
•Responses to institutional and retail shareholder correspondence and inquiries;
•Engagement with proxy advisory services such as Glass Lewis and ISS;
•Attendance and participation at approximately six industry conferences each year;
•In-person and telephonic meetings with rating agencies including Standard & Poor’s, Fitch, and Moody’s;
•Regular engagement with sell-side analysts who cover Synovus to reinforce key themes related to our business strategy and financial performance. This communication helps to ensure that written reports about Synovus, including earnings projections, are reasonable and consistent with our stated objectives; and
•Approximately eight non-deal road shows in various geographies each year.
In 2021, our outreach efforts included contacting, virtually and telephonically, many of Synovus’ largest shareholders, representing approximately 65% of our active institutional investors or 33% of our total ownership base. This allowed us to better understand and address shareholder questions and concerns related to such issues as the pandemic, Synovus Forward and our long-term growth strategy. Feedback and perspectives shared during these engagement meetings were discussed by executive management and the Board and influenced several changes and disclosure enhancements. In addition, we updated our website disclosure with respect to certain ESG-related matters in an effort to improve investor access to key information about our evolving ESG practices and oversight.
We look forward to continued enhancement of our shareholder engagement program in 2022 and have begun the year’s efforts with the first Investor Day event in 15 years, held in February 2022. We are committed to an open dialogue where investor views and priorities may be gathered and discussed, thereby informing and guiding a deliberative decision-making process with a diverse shareholder base in mind.
Additional Information about Corporate Governance
Synovus has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about Synovus, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access Synovus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group and procedures for reporting complaints and concerns about Synovus, including complaints concerning accounting, internal accounting controls and auditing matters, in the Corporate Governance section of our website at investor.synovus.com.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Our Purpose
Our purpose is to enable people to reach their full potential - shareholders, clients, employees and our communities.
To ensure progress in key areas of corporate responsibility and sustainability, the Board is fully engaged in the Company’s ESG-related strategies, initiatives and policies. At the committee level, the Compensation and Human Capital Committee assists the Board with oversight of diversity, equity and inclusion, or DEI, strategies and initiatives and human capital management at all levels, as outlined above, and the Risk Committee provides guidance and oversight on ESG-related risk management, including risks related to climate change and sustainability. The Corporate Governance and Nominating Committee is charged with overall oversight responsibility for these ESG-related strategies and initiatives, supported by a management-level committee, known as the ESG Oversight Council, which reports to the Corporate Governance and Nominating Committee. The ESG Oversight Council is comprised of key internal ESG stakeholders, including representatives from legal, investor relations, credit, facilities, vendor procurement, human resources, compliance, risk management, and the lines of business, as well as our Lead Director who serves as an advisory member. In 2021, we continued to enhance our ESG reporting and disclosures, including closer alignment with the Sustainable Accounting Standards Board’s Accounting Standards for Commercial Banks. As a part of that work, we adopted a number of SASB-aligned policies, including a Code of Business Conduct and Ethics for Suppliers, an Environmental Statement, a Human Rights Statement and a Sustainable Investment Statement. We also enhanced our due diligence process and procedures related to ESG-related matters for our vendors and third party partners. Moreover, we published an ESG website in January 2021, and our Executive Chairman focused his time in part on developing and advancing our ESG activities and initiatives. We believe this structure and general ESG program process improvements best position us to monitor, manage and oversee all ESG-related risks and opportunities within the Company.
For more information on our ESG framework, strategies and initiatives, please see our ESG website at www.synovus.com/ESG.
Our Sustainability Commitments

Environmental
In 2021, we worked to better understand our enterprise-wide environmental impact, including, among other useful data points, our Scope 1 and Scope 2 greenhouse gas emissions. We spent much of the year collecting and analyzing the needed data to perform a baseline assessment of our carbon footprint, with a view toward future disclosure on our ESG website and future articulation of enterprise-wide reduction goals. In so doing, we anticipate alignment with the standards underlying the Task Force on Climate-Related Financial Disclosure during the second half of 2022. We are committed to being good corporate stewards of the environment and we have been taking actions to increase transparency to engage meaningfully and deliberately around this issue.
Environmental lending, investments and considerations: We had more than $129 million in solar energy loans outstanding as of year-end 2021, and $18.9 million of capital invested in renewable energy credits as of December 31, 2021. Moreover, our loan policies consider a client’s practices and policies related to environmental issues as part of the credit underwriting process. Each of our loans undergoes a robust environmental due diligence process involving an in-house specialist with expertise in environmental due diligence.

Social Capital
Community relations and philanthropy: Employees and leaders serve on charitable organizations and support community endeavors throughout our footprint. In 2021, Synovus employees volunteered approximately 24,000 hours through 4,200 Here Matters opportunities. We awarded four scholarships to African American students to attend historically black colleges and universities through the United Negro College Fund scholarship endowment in honor of our former colleague and longtime Georgia State Representative Calvin Smyre. Employee and company contributions totaled more than $1 million to United Way chapters throughout our footprint, and employees provided $110,500 in scholarships to 132 students through the Jack Parker Scholarship Fund. Philanthropic giving surpassed $3 million to more than 500 non-profits and other agencies across our footprint. We also announced during the fourth quarter of 2021 a new $4 million Here Matters community investment fund that will enable additional impact to financial literacy, affordable housing and other programs heavily focused on serving low-to-moderate segments in our footprint.
Financial education: In 2021, Synovus employees invested over 1,100 hours in financial literacy education at schools and organizations across our five-state footprint.
Access, affordability and financial inclusion: Synovus Mortgage has committed $400 million to an Affordable Mortgage Program, with approximately $439 million funded through the end of 2021. Synovus made 212 community development loans in 2021 (including PPP loans) totaling approximately $550 million, and our affordable housing team originated more than $234 million in project loans and invested more than $173 million in tax credit equity. We also have affordable housing specialists throughout our footprint focused solely on affordable housing and first-time homebuyer financial education and mortgage loan origination, as well as community development managers focused on community development loans, investments and services. Our most recent Community Reinvestment Act rating, from January 2021, was “Satisfactory.” We also launched a BankOn-certified budget checking product to better serve the underbanked. We partner with Operation Hope to provide financial literacy and credit counseling to those in need, and our consumer products include no-fee retail checking options and a range of other products with flexible fee structures. As a buyer of goods and services, it is the policy of Synovus to engage a diverse network of vendors, including qualified minority vendors.

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Small Business Lending: We are focused on supporting small businesses throughout our communities. Synovus participated in the PPP and funded approximately 28,000 loans totaling over $3.9 billion under the programs available in 2020 and 2021. Through the end of 2021, PPP loan forgiveness totaled over $3.4 billion for more than 24,000 forgiveness applications. Our bankers and employees remain very active and engaged in supporting the business community through their involvement with over 100 chambers of commerce, which we support through sponsorships, programs and activities.

Human Capital
Culture and workplace: Synovus strives to provide competitive compensation and benefits that meet the varying needs of our employees, including market competitive pay, healthcare benefits, short and long-term incentive packages, a 401(k) plan with a dollar for dollar company match on employee contributions up to 5% of pay, an employee stock purchase plan, tuition assistance, and wellness and employee assistance programs. Our short and long-term incentive programs are aligned with our strategy and key business objectives and are intended to motivate strong performance. In 2021, we achieved Great Place to Work designation by the Great Place to Work Institute and were recognized again among Atlanta’s Top Workplaces by the Atlanta Journal Constitution and as a Forbes 2021 Best Bank in America. We regularly conduct employee engagement surveys and touchpoints and in 2021, our “Voice of the Team Member” survey returned an 84% engagement rate, which represents top quartile scoring compared to financial service benchmarks.
Synovus is committed to attracting and retaining the brightest and best talent. Of the approximately 1,560 open positions filled in 2021, 42% were filled by internal hires. Approximately 15% of our work force received a promotion in 2021, consisting of 66% women and 31% people of color. Our commitment to our employees has resulted in a long-term work force, with an average tenure of 8 years of service. We attribute our ability to attract and retain talent to several factors, including impactful work that affects the communities in which our employees live, strong leadership, availability of career advancement opportunities and competitive and equitable total rewards.
Synovus has created internal programs to support the development and retention of our employees, including internal development programs designed to train our leaders. In 2021, over 875 courses were offered to employees on such topics as leadership, compliance and professional development and an average of approximately 20 hours of training per employee was completed. In addition, over 600 front-line leaders participated in our new leadership development program, Ignite, which included unconscious bias training and content. Development of our senior leaders likewise continues to be a priority. Over 300 senior leaders participated in unconscious bias training. We also developed Catalyst, a new leadership program for our senior leaders focused on business strategy and executive leadership readiness, which we expect to launch in the first quarter of 2022. Synovus also supports our employees’ involvement in external development programs, such as specialty banking schools and other technical training. In support of our learning and development for our employees, Synovus offers a tuition assistance program for employees seeking undergraduate and graduate degrees and other continuing educational programs.
We have a strong policy against sexual harassment that extends to all inappropriate and unlawful conduct, regardless of its form and where or when it occurs, including conduct that occurs away from work and all forms of electronic communications, such as social media posts, text messages or email. Any conduct believed to be in violation of the policy may be reported anonymously to our Ethics Hotline.
Diversity, Equity and Inclusion (DEI): The Board is committed and focused on creating and maintaining a diverse, equitable and inclusive work force as part of its sustainable, long-term growth strategy. Since 2018 with the launch of a CEO-sponsored initiative, we have continued to make progress toward our DEI objectives. As of December 31, 2021, 66% of our employees were women and 29% of our employees were people of color. On an executive level, at December 31, 2021, 41% of our executive leadership team were women and 12% of our executive leadership team were people of color. We continue to work on improving representation of women and people of color in senior leadership roles, and as a result of our continuous effort and focus, as outlined below, representation of women and people of color in senior leadership roles has steadily improved, as seen in the graphs below.

WOMEN
IN LEADERSHIP

30%
32%
32%
33%
36%
37%
38%
2015
2016
2017
2018
2019
2020
2021

PEOPLE OF COLOR
IN LEADERSHIP

7%
7%
8%
8%
12%
13%
15%
2015
2016
2017
2018
2019
2020
2021

Moreover, we expect to continue these improvements by establishing targets of 40% female and 18% people of color representation in senior leadership by the end of 2024.
To build and attract a diverse work force, in 2021, Synovus continued to identify key organizations and partnerships to strengthen our recruiting efforts. We continued to expand our campus recruiting and scholarship programs, executing a comprehensive campus recruitment strategy with a focus on diversity, deepening our relationships with historically black colleges and universities in our markets, hosting a Diversity Symposium as a part of our recruitment efforts and increasing our focus on military recruitment. To expand our pipeline of candidates, we continued to partner with diverse external professional organizations such as the Latin American Association Unidos in

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Finance program and leveraged our numerous and varied employee resource groups for internal referrals. We continued our efforts to increase the diversity of our candidate pool and revitalize our internship and accelerated banker recruiting and selection process in 2021, having an intern class that was 43% people of color and 35% women and an accelerated banker class that was 30% people of color and 60% women.

As to the existing work force, in 2021, Synovus continued to focus on foundational progress toward increasing DEI, engaging employee resource groups to assist with talent acquisition, development and community outreach, increasing our internal dialogue through forums, fireside chats and listen and learn events, enhancing unconscious bias training across the organization and developing robust DEI strategies across each business unit. Synovus also conducted pipeline analysis by demographic and job grade in 2021 to ensure a robust talent pipeline that can help diversify candidate slates for future job openings.

In 2021, Synovus conducted an ethnicity pay analysis which resulted in nominal pay adjustments for less than 1% of the employee base and reviewed gender pay analysis to augment the pay equity work of the prior year. Results of the analyses were shared with the Compensation and Human Capital Committee.

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DIRECTOR COMPENSATION
Director Compensation Program
The Compensation and Human Capital Committee is responsible for the oversight and administration of the Synovus director compensation program. The Compensation and Human Capital Committee reviews the director compensation program annually with the assistance of its independent compensation consultant, who provides a report evaluating the program relative to peer and broader market practices. The following is a description of the director compensation program for 2021.

Cash Compensation of Directors
As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table, during 2021, non-management directors of Synovus received an annual cash retainer of $65,000, with
•Audit Committee and Risk Committee members receiving an additional cash retainer of $15,000 (with the Chairpersons of these committees also receiving an additional cash retainer of $20,000);
•Compensation and Human Capital Committee members receiving an additional cash retainer of $12,500 (with the Chairperson of this committee also receiving an additional cash retainer of $17,500);
•Corporate Governance and Nominating Committee members receiving an additional cash retainer of $10,000 (with the Chairperson of this committee also receiving an additional cash retainer of $15,000); and
•the Lead Director receiving an additional cash retainer of $35,000.
Members of the Executive Committee did not receive any additional compensation for their service on that committee. In addition, directors who are employees of Synovus do not receive any additional compensation for their service on the Board.
By paying directors an annual retainer, Synovus compensates each director for his or her role and judgment as an advisor to Synovus, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee and Risk Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on those committees. The Board believes that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on advisory committees of the Synovus Board.
The members of the Board are compensated each April for their service on the Board from the date of the annual meeting to the following year’s annual meeting. As such, the Board was compensated in 2021 for the full year of service for the period from April 21, 2021 through April 27, 2022.
Directors may elect to defer all or a portion of their cash compensation under the Synovus Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts mirror the return of one or more investment funds selected by the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Dr. Pastides and Mr. Storey each elected to defer his 2021 cash compensation under this plan.

Equity Compensation of Directors
During 2021, non-management directors also received awards of restricted stock units under the Synovus 2021 Omnibus Plan. On April 20, 2021, the Board approved grants of 2,140 restricted stock units ($100,000 grant date fair market value) to each of the non-management members of the Board elected on April 21, 2021 to serve as directors for a term ending on April 27, 2022. The director restricted stock units become fully vested and transferable upon the earlier to occur of the completion of three years of service following the grant date and the date the holder reaches mandatory retirement, as set forth in the Corporate Governance Guidelines. These restricted stock unit awards are designed to create equity ownership and to focus directors on the long-term performance of Synovus.
Effective November 2021, directors may elect to defer all of their equity compensation under the Synovus Directors’ Deferred Compensation Plan. All deferred equity awards are payable in the form of shares of Synovus stock.
Synovus’ Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying Synovus directors may purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount (equal to 15% of the directors’ cash contributions in 2021). Participants in the Director Stock Purchase Plan are fully vested in all shares of Synovus stock purchased for their benefit under the Plan and may request that the shares purchased under the Plan be released to them at any time. Synovus’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table below. Synovus’ contributions under the Director Stock Purchase Plan provide directors the opportunity to buy and maintain an equity interest in Synovus and to share in the capital appreciation of Synovus.

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Director Stock Ownership Guidelines
Synovus’ Corporate Governance Guidelines require all directors over time to accumulate shares of Synovus stock equal in value to at least five times the value of their annual retainer. Directors have five years to attain this level of total stock ownership, but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of Synovus’ directors to that of Synovus’ shareholders and the long-term performance of Synovus. The restricted stock unit awards to directors and Synovus’ contributions under the Director Stock Purchase Plan assist and facilitate directors’ fulfillment of their stock ownership requirements. All of Synovus’ directors were in compliance with the guidelines as of December 31, 2021.
Director Compensation Table
The following table summarizes the compensation paid by Synovus to non-management directors for the year ended December 31, 2021.

Name**	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Tim E. Bentsen	$125,000	$100,000	$3,000	(3)	$228,000
F. Dixon Brooke, Jr.	92,500	100,000	9,250	(3)(4)	201,750
Stephen T. Butler	87,500	100,000	7,400	(3)(4)	194,900
Elizabeth W. Camp	140,000	100,000	1,500	(3)	241,500
Pedro Cherry	95,000	100,000	10,500	(3)(4)	205,500
Diana M. Murphy	90,000	100,000	3,000	(3)	193,000
Harris Pastides	110,000	100,000	10,800	(3)(4)	220,800
Joseph J. Prochaska, Jr.	127,500	100,000	—		227,500
John L. Stallworth	90,000	100,000	3,800	(3)(4)	193,800
Barry L. Storey	87,500	100,000	9,400	(4)	196,900
Teresa White	92,500	100,000	—		192,500
**Messrs. Stelling and Blair did not receive any additional compensation for serving as directors. Their 2021 compensation is described under the Summary Compensation Table found on page 49 of this Proxy Statement.
(1)For each director, reflects fees paid in 2021 for service on the Board from April 21, 2021 to April 27, 2022.
(2)The grant date fair value of the 2,140 shares of restricted stock units awarded to each director in 2021 was approximately $100,000 as determined in accordance with FASB ASC Topic 718. For a discussion of the restricted stock units reported in this column, see Note 17 of the Notes to the Audited Consolidated Financial Statements in the 2021 Annual Report. As of December 31, 2021, each of the directors, other than Mr. Cherry, held 10,157 restricted stock units. Mr. Cherry held 2,170 restricted stock units as of December 31, 2021.
(3)Includes contributions made by Synovus under Synovus’ Director Stock Purchase Plan of the following amounts for the following directors: $1,500 for Ms. Camp, $2,250 for Mr. Storey and $3,000 for Ms. Murphy and each of Messrs. Bentsen, Brooke, Butler, Cherry Pastides and Stallworth. As described more fully above, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and in 2021, Synovus contributed an additional amount equal to 15% of the directors’ cash contributions under the plan.
(4)Includes compensation of $6,250 for Mr. Brooke, $4,400 for Mr. Butler, $7,500 for Mr. Cherry, $7,800 for Dr. Pastides, $800 for Mr. Stallworth and $7,150 for Mr. Storey for service as an advisory director of certain of Synovus’ market advisory boards.

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PROPOSALS TO BE VOTED ON
Proposal 1     Election of 13 Directors

Number
Pursuant to Synovus’ bylaws, the Board shall consist of not less than 8 nor more than 25 directors, with such number to be set either by the Board or shareholders representing at least a majority of the votes entitled to be cast by the holders of all of Synovus’ issued and outstanding shares. Currently, the size of the Board is set at 13 members. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 13 nominees named in this Proxy Statement.

Nominees for Election as Director

The 13 nominees for director named in this Proxy Statement were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters—Consideration of Director Candidates—Director Qualifications” on page 14 of this Proxy Statement and described below. With respect to the nomination of continuing directors for re-election, the Corporate Governance and Nominating Committee also considers the individual’s contributions to the Board and its committees. Each of the nominees currently serves as a director. The nominees have extensive experience in banking and financial services as well as insurance, investment management, operations, commercial real estate, risk management, and accounting. In addition, each of the nominees has:
✓    Demonstrated business acumen and financial literacy;
✓    A high degree of engagement and commitment;
✓    A reputation for high integrity, judgment, professionalism and adherence to high ethical standards;
✓    Extensive experience in the public, private or not-for-profit sectors;
✓    Leadership and expertise in their respective fields;
✓    Strategic thinking; and
✓    Involvement in educational, charitable and community organizations.

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Our directors also have a wide range of other qualifications, skills and experiences that align with our long-term corporate strategy. The following matrix provides information regarding these qualifications and attributes which our Board believes are relevant to our business and industry. The matrix does not encompass all of the qualifications, skills and experiences of our directors, and the fact that a particular attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular attribute with respect to any of our directors does not mean that the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board. In addition, directors gain substantial experience through Synovus Board service, which involves significant exposure to the complex regulations and changing landscape of the banking industry.

Qualifications, Skills and Experience	Bentsen	Blair	Brooke	Butler	Camp	Cherry	Murphy	Pastides	Prochaska	Stallworth	Stelling	Storey	White
Banking and Financial Services	●	●							●		●		●
Accounting/Financial Reporting	●	●	●		●	●	●		●		●
C-Suite/Executive Leadership		●	●	●	●	●	●	●	●	●	●		●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●	●	●
Corporate Governance	●			●	●		●	●	●		●	●
M&A/Capital Markets/Public Finance		●				●	●		●		●	●
Public Company	●	●			●	●	●		●				●
Human Capital Mgmt/Executive Compensation	●		●	●	●	●	●	●		●	●		●
Legal/Regulatory Affairs/Compliance	●				●			●	●		●		●
Communication and Branding			●	●			●	●		●			●
Risk Management	●	●	●	●		●	●	●	●		●	●	●
Technology and Digitization						●		●	●	●			●
Business Operations		●	●	●	●	●				●	●	●	●
Real Estate	●		●	●	●							●

Additional Attributes and Information
Independent	●		●	●	●	●	●	●	●	●		●	●
Relevant Geographic Markets	●	●	●	●	●	●	●	●	●	●	●	●	●
Race/Ethnicity
White/Caucasian	●	●	●	●	●		●	●	●		●	●
Black/African American						●				●			●
Gender
Male	●	●	●	●		●		●	●	●	●	●
Female					●		●						●

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The following table sets forth information regarding the 13 nominees for election to the Board.

Name	Age	Year First Elected Director	Principal Occupation	Committees
Tim E. Bentsen	68	2014	Partner, Retired, KPMG	E, A, CHC (Chair), R
Kevin S. Blair	51	2020	President and Chief Executive Officer, Synovus Financial Corp.	E
F. Dixon Brooke, Jr.	74	2017	Chief Executive Officer and President, Retired, EBSCO Industries, Inc.	A, CHC
Stephen T. Butler	71	2012	Chairman of the Board and Chief Executive Officer, Retired, W.C. Bradley Company	CHC, CGN
Elizabeth W. Camp	70	2003	President and Chief Executive Officer, DF Management, Inc.	E, CGN (Chair), R
Pedro Cherry	51	2020	President and Chief Executive Officer, Atlanta Gas Light and Chattanooga Gas	A, R
Diana M. Murphy	65	2017	Managing Director, Rocksolid Holdings, LLC	A, CGN
Harris Pastides	68	2014	Interim President, University of South Carolina	E, CGN, R (Chair)
Joseph J. Prochaska, Jr.	71	2011	Executive Vice President and Chief Accounting Officer, Retired, MetLife, Inc.	E, A (Chair), CHC, R
John L. Stallworth	69	2017	Partner, Genesis II	CGN, R
Kessel D. Stelling	65	2010	Executive Chairman, Synovus Financial Corp.	E (Chair)
Barry L. Storey	62	2013	Principal, BLS Holdings Group, LLC	CHC, CGN
Teresa White	55	2019	President, Aflac US	CHC, R
A:    Audit Committee
CHC:    Compensation and Human Capital Committee
CGN:    Corporate Governance and Nominating Committee
E:    Executive Committee
R:    Risk Committee

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The business experience and other specific skills, attributes and qualifications of each of the nominees is as follows:

Tim E. Bentsen is a former audit partner and practice leader of KPMG, a U.S. based global audit, tax and advisory services firm, a position he retired from in 2012. Over his 37 years with KPMG, he served as an audit partner for numerous banks and other financial services companies and served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner. Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee. Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute. Mr. Bentsen currently serves on the board of directors of CatchMark Timber Trust, Inc., a public timberland real estate investment company, and is the chair of its audit committee and a member of its finance committee. Previously, he served as a member of the board of trustees and audit committee of Ridgeworth Funds, a mutual fund complex, and on the board of Krispy Kreme Doughnuts, Inc., a company specializing in sweet treats and complementary products, prior to that company going private in 2016. Mr. Bentsen was a faculty member at the J.M. Tull School of Accounting at the University of Georgia from 2012 to 2018 and is a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors, or NACD. He holds a bachelor’s degree in business administration from Texas Tech University. Mr. Bentsen practiced as a certified public accountant for 40 years. His extensive audit and accounting experience in the financial services industry coupled with his corporate governance, risk management and financial acumen enhances the Board’s knowledge in these areas.

Kevin S. Blair is the President and Chief Executive Officer of Synovus. Prior to assuming that role in April 2021, he served as President and Chief Operating Officer since December 2019 and as Senior Executive Vice President and Chief Operating Officer from December 2018 until December 2019. Mr. Blair joined Synovus in August 2016 and served as Executive Vice President and Chief Financial Officer until he became Chief Operating Officer in 2018. Prior to that time, Mr. Blair served as Corporate Treasurer of SunTrust Bank and served in various leadership roles in such areas as credit risk management, corporate strategy, finance and line management during his nearly 20-year career with SunTrust. He began his banking career at Signet Bank in Richmond, Virginia in 1995, having received a bachelor’s degree in economics and management from James Madison University and a master’s degree in business from George Washington University. Mr. Blair serves on the boards of such non-profit organizations as the United Way of the Chattahoochee Valley, the Georgia Research Alliance and the Columbus Chamber of Commerce. Mr. Blair’s financial acumen, extensive banking experience in the Southeast and his first-hand knowledge of our lines of business and corporate strategy provide our Board a valuable resource for understanding the day-to-day operations and strategic direction of the Company and the industry.

F. Dixon Brooke, Jr. is the former President and Chief Executive Officer of EBSCO Industries, Inc., a privately owned company based in Birmingham, Alabama with a diverse range of businesses, including information services, publishing and digital media, outdoor products, real estate, manufacturing and general services, with operations in 23 countries and with approximately $2.7 billion in annual revenues. Mr. Brooke served as President and CEO of EBSCO for over eight years and served in various other leadership capacities during his 40 years of service with the company. Mr. Brooke currently serves as Chairman of the Board of our Birmingham market advisory board, having served on that board since its inception over 30 years ago. Mr. Brooke also serves as a director of EBSCO and McWane, Inc., as a member of the audit and executive committees of EBSCO, and as a director of such non-profit boards as the Alabama Wildlife Federation, the Alabama Symphony Orchestra, and the Boy Scouts of America, Central Alabama Council. He holds a bachelor’s degree in business administration from Auburn University. Mr. Brooke’s extensive business expertise, executive leadership and his long-term experience and understanding of our banking organization provide the Board with a valuable resource related to corporate strategy and risk management.

Stephen T. Butler is the former Chairman of the Board and Chief Executive Officer of W.C. Bradley Co., a private consumer products and real estate company based in Columbus, Georgia. He retired as Chairman of the Board in April 2018, having held that position since 1987. Prior to that time and for 21 years, Mr. Butler served as Chief Executive Officer of W.C. Bradley Co. where he was responsible for the oversight and development of the company’s mass market home and leisure product businesses through acquisitions and new product introductions and the development of various real estate projects throughout Columbus, Georgia. Mr. Butler currently serves as Chairman of the Board of our Columbus market advisory board and on the boards of various civic and non-profit companies, including The Bradley-Turner Foundation and Brookstone School. He attended Vanderbilt University and Columbus State University and completed the Harvard Advanced Management Program. Mr. Butler’s extensive leadership experience with a diversified company enhances the Board’s understanding of corporate strategy, succession planning, compensation practices and risk management, among other things.

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Elizabeth W. Camp is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously and for 16 years, Ms. Camp served in various capacities, including President and Chief Executive Officer, of Camp Oil Company. Before its sale in 2000, Camp Oil developed and operated convenience stores, truck stops and restaurants in nine states. Ms. Camp’s background also includes experience as a tax accountant with a major accounting firm and an attorney in law firms in Atlanta and Washington, D.C. Ms. Camp holds a bachelor’s degree in accounting and a law degree from the University of Georgia, as well as a master’s degree in taxation from Georgetown Law Center. Ms. Camp is a current director or trustee on the boards of several non-profit organizations, including the Woodruff Arts Foundation, the Atlanta chapter of the NACD, and the Boy Scouts of America, Atlanta Area Council. She has received the designation of a Board Leadership Fellow by the NACD and is an independent member of the board of directors of Genuine Parts Company, a public company engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials, where she serves on its audit committee. Ms. Camp also serves on the board of CoreCard Corporation, a public technology company, and is currently on its audit and compensation committees. Previously, Ms. Camp served as a director of Blue Cross Blue Shield of Georgia from 1992 to 2001. She is our Lead Director and the Chairman of our Corporate Governance and Nominating Committee. Ms. Camp’s background as an executive officer and her expertise in accounting, tax and legal matters provides expertise in management and auditing as well as leadership skills to our Board.

Pedro Cherry is the President and Chief Executive Officer of Atlanta Gas Light and Chattanooga Gas, overseeing all aspects of operations for the two regional natural gas utilities and subsidiaries of Southern Company, a public company and one of the nation’s largest generators of electricity. He has held that position since August 2020. In addition to his current role at Atlanta Gas Light and Chattanooga Gas, he serves as a member of the Southern Company Gas Management Council and on the board of directors of Southern Company Gas Charitable Foundation. From February 2017 to August 2020, Mr. Cherry served as Executive Vice President of Customer Service and Operations of Georgia Power, the largest subsidiary of Southern Company. From April 2015 to February 2017, he served as Senior Vice President of the Metro Atlanta Region of Georgia Power. From 2006 to 2015, Mr. Cherry served in various other leadership positions within the Southern Company family of companies, including Metro West Region manager and Vice President of Community and Economic Development of Georgia Power. Prior to 2006, he spent nine years in finance-related leadership positions, including Chief Financial Officer - International Division, with Southern Energy Inc., a Southern Company subsidiary that later became Mirant Corp. He began his career as an engineering and business analyst for Carolina Power and Light Corp. In addition to his current role at Atlanta Gas Light and Chattanooga Gas, Mr. Cherry serves on the advisory board of Synovus’ banking division in North Georgia. He also serves on the boards of Boys and Girls Club – Southeast Region, Grady Memorial Hospital Corporation, Metro Atlanta Chamber of Commerce, Georgia Higher Education Savings Plan and the Georgia Chamber. He is also NACD Directorship Certified, a CFA charterholder and a member of the CFA Institute, 100 Black Men of America and Auburn’s Alumni Engineering Advisory Council. Mr. Cherry’s extensive leadership experience within finance operations and customer service divisions of a complex public organization provides our Board with a valuable resource and perspective.

Diana M. Murphy is the Managing Director of Rocksolid Holdings, LLC, a private equity firm focused on small businesses and real estate in the Southeast. She is a Past President of the United States Golf Association, serving for seven years on its Executive Committee and as the Vice President and Treasurer for the organization. From 2012 to 2015, Ms. Murphy was Managing Director of the Georgia Research Alliance Venture Fund, a private equity firm invested in early-stage technology and life science companies created out of the state’s research universities. She also served for eleven years as the Managing Director of Chartwell Capital Management Company, a private equity firm located in Jacksonville, Florida, and fifteen years as the Senior Vice President and Chief Revenue Officer of The Baltimore Sun Company. Ms. Murphy holds a bachelor’s degree in business from West Virginia University and an executive management degree from Northwestern University. She currently serves as the non-executive Chairman of the Board of Landstar System, Inc., or Landstar, a public company that provides integrated transportation management solutions worldwide, chairs its nominating and corporate governance committee and serves on its audit committee, compensation committee, safety and risk committee and strategic planning committee. Ms. Murphy served as the Lead Independent Director of Landstar from 2012 to 2015. She served as a public company director of CTS Corporation for 10 years, retiring in mid-2020. Ms. Murphy serves on a number of other boards, both private and charitable, including the board of the Boys and Girls Club of Southeast Georgia and the College of Coastal Georgia Foundation and the advisory board of Synovus’ Sea Island market. Ms. Murphy’s extensive experience and leadership of the boards of publicly-traded companies, along with her business acumen, management experience and risk management expertise in private equity, well qualify her to serve on our Board.

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Harris Pastides is the Interim President of the University of South Carolina, having served in this capacity since May 2021. He served as President from August 2008 to July 2019 and as President Emeritus prior to his May 2021 re-election as President. From 2003 to 2008, Dr. Pastides served as vice president for research and health sciences and dean of the Arnold School of Public Health and as executive director of the South Carolina Research Foundation. He joined the University of South Carolina in 1998 as Dean of the School of Public Health and as a professor of epidemiology. Dr. Pastides played a key role in the establishment of Health Sciences South Carolina, a consortium of the state’s research universities and leading hospital systems, and an integral part in the development of Innovista, the university’s 500-acre innovation and research district. Prior to joining the University of South Carolina, Dr. Pastides held various positions at the University of Massachusetts at Amherst for over 13 years, including professor of epidemiology and chairman of the department of biostatistics and epidemiology. He serves on the board of trustees of the American Medical Association and as a member of our local advisory board in South Carolina. In addition, Dr. Pastides has served on a number of professional organizations and civic boards, including the South Carolina Governors School for the Arts and Humanities, S.C. River Alliance, the Council on Research Policy and Graduate Education and EngenuitySC. He received a master’s in public health, a master’s of philosophy degree in epidemiology and his doctorate degree from Yale University and a bachelor’s degree from the University of Albany, State University of New York. Dr. Pastides is a former Fulbright senior research fellow and has received numerous other professional awards and recognitions for his research work and leadership, including recognition as the South Carolina Chamber of Commerce Public Servant of the Year, the Ellis Island Medal of Honor, the Chief Executive Leadership Award from the Council for Advancement and Support of Education and the Richard Allen award from Allen University. His experience in management and complex organizations and his background in research, innovation and education provide our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and risk management.

Joseph J. Prochaska, Jr. is the former Executive Vice President and Chief Accounting Officer of MetLife, Inc., a public insurance and financial services company, a position he held from 2005 until his retirement in 2009. From 2003 to 2005, he served as MetLife’s Senior Vice President and Chief Accounting Officer. From 1992 to 2003, Mr. Prochaska served in various executive leadership positions at Aon Corporation, including Senior Vice President and Controller, Executive Vice President and Chief Financial Officer of Aon Group, Inc. and President of Aon’s Financial Services Group. From 1975 to 1992, he served in various executive leadership positions at Shand, Morahan & Co., Inc. and Evanston Insurance Company, including Chief Financial Officer, Chairman and Chief Executive Officer. In addition, Mr. Prochaska’s background includes experience with a major accounting firm in Chicago, Illinois as a certified public accountant. He holds a bachelor’s degree in accounting from the University of Notre Dame. Mr. Prochaska currently serves on the board of several private companies and is a member of the audit committee for one of these companies. In 2018, he was named to the NACD Directorship 100. Mr. Prochaska’s accounting experience in the financial services industry, his integral involvement in the day-to-day accounting and risk management practices of large global public companies and his compensation and insurance expertise provide our Board with a valuable resource.

John L. Stallworth is a partner of Genesis II, a family investment and philanthropic partnership, and the Chairman of the John Stallworth Foundation, a private foundation created in 1980 to provide college scholarships to students attending college in the state of Alabama. From 1986 to 2006, Mr. Stallworth was the President and Chief Executive Officer of Madison Research Corporation, or MRC, a private company engaged in engineering services and technology support for the defense industry. Prior to its sale in 2006, MRC employed 650 employees, had annual sales of $75 million and operated in seven states, including Alabama, Florida, Georgia, South Carolina and Tennessee. Mr. Stallworth is also retired from professional football, having played for the Pittsburgh Steelers for fourteen seasons. In 2002, he was inducted into the Pro Football Hall of Fame. Since 2009, Mr. Stallworth has been a partial owner of the Pittsburgh Steelers. In addition to his work with the John Stallworth Foundation, Mr. Stallworth serves on a number of charitable and private boards, including the advisory board of Synovus’ Huntsville market. He has also been an instrumental leader in the development and revitalization efforts of Huntsville’s downtown. Mr. Stallworth’s background and considerable business experience, along with his leadership, economic development, civic and educational involvement, enhances our Board’s knowledge in these areas.

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Kessel D. Stelling is the Executive Chairman of the Board of Synovus. Prior to his April 2021 election as Executive Chairman, he served as Chairman of the Board and Chief Executive Officer, positions he held since January 2012 and October 2010 respectively. He also served as President from October 2010 until December 2019, after serving as Acting Chief Executive Officer from June to October 2010. Prior to that time and since February 2010, Mr. Stelling served as President and Chief Operating Officer of Synovus. From June 2008 until February 2010, Mr. Stelling served as the Regional Chief Executive Officer of Synovus’ Atlanta area market. Prior to that time, he served as President and Chief Executive Officer of Bank of North Georgia, having been appointed to that position in December 2006. Mr. Stelling founded Riverside Bancshares, Inc. and Riverside Bank in 1996 and served as its Chairman of the Board and Chief Executive Officer until 2006 when Riverside was acquired by Synovus. Prior to that time, Mr. Stelling worked in various management capacities in banking in the Atlanta region, having begun his career in the industry in 1974. Mr. Stelling holds a bachelor’s degree from the University of Georgia and is a graduate of Louisiana State University School of Banking of the South. He serves as a Class A director of the Federal Reserve Bank of Atlanta as well as a member of its audit and operational risk committees. In addition, Mr. Stelling serves on the board of Georgia Power, the largest subsidiary of Southern Company, a public company and one of the nation’s largest generators of electricity. Mr. Stelling also serves as a director of several civic and non-profit organizations, including the Georgia Chamber of Commerce and the Georgia Historical Society. In addition, he has been named as one of the “100 Most Influential Georgians” by Georgia Trend magazine every year since 2009. Mr. Stelling’s extensive banking and leadership experience, his in-depth knowledge of our corporate strategy and day-to-day operations and his interactions and experiences within the financial community, provides our Board with an important resource in understanding our markets and industry and in effectively managing our risk.

Barry L. Storey is the Principal of BLS Holdings Group, LLC, an Augusta, Georgia-based company with the primary focus of managing a portfolio of retail real estate properties and various alternative assets. Prior to January 2015, he was the Founding Partner of Hull Storey Gibson Companies, LLC, a retail acquisition and development real estate company founded in 1992. The company owned and operated over 13 million square feet of retail strip centers and enclosed mall properties in the Southeast. Prior to 1992, Mr. Storey worked as a project manager in the Mall Development Division for CBL & Associates Properties, Inc. Mr. Storey holds a bachelor’s degree from the University of Georgia. He has extensive experience with and commitment to philanthropic and community service. In 2010, Mr. Storey received the “Outstanding Philanthropist Award” from the Young Professionals of Augusta and in 2014, was inducted into the Business Hall of Fame of the Central Savannah River Area, or CSRA. He is past president of the Exchange Club of Augusta, past president of the Family Y Board of Directors, past chairman of the Community Foundation for the CSRA and past chair of the UGA Terry College of Business Dean’s Advisory Council. Currently, he serves as a trustee of the University of Georgia Foundation and as a director of Aruna Bio, a privately-owned biomedical company. He also serves on the advisory boards of our Athens and Augusta markets. His extensive experience and expertise in real estate acquisition, development and management and his background in the markets in which we serve provides our Board with significant insight, particularly as we continue to refine and execute our revenue growth and expense reduction strategies for the future.

Teresa White is President of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company. She has served in that position since October 2014. As president, Ms. White’s responsibilities include marketing, sales and distribution, information technology, corporate communications, operations, US financial management and shared services. She oversees the company’s extensive distribution network of individual agents and brokers across the country, as well as nearly 5,000 employees. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013 and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others. Ms. White recently joined the Board of Landstar and serves on its nominating and corporate governance committee, audit committee, compensation committee, safety and risk committee and strategic planning committee. She is active in her community, having served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, Neighborworks Columbus and Americas Health Insurance Plans. Ms. White has been recognized for her leadership with a number of awards, including three consecutive years as Black Enterprise’s Most Powerful Women in Business, Bizwomen’s 2016 Women to Watch, Atlanta Business Chronicle’s Women Who Mean Business and numerous recognitions by American Business Awards. She holds a bachelor’s degree in business administration from the University of Texas at Arlington and a master’s degree in management from Troy State University. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent and risk management experience at the executive level in the financial services industry, guides the Company in its long-term strategic and operational planning and adds a valuable resource to the Board.

The Board of Directors unanimously recommends that you vote “FOR” each of the 13 nominees.

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Proposal 2    Approval of Advisory Vote on the Compensation of our Named Executive Officers as Determined by the Compensation and Human Capital Committee
Synovus believes that our compensation policies and procedures for our named executive officers are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. Synovus also believes that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Each year, as required by Section 14A of the Securities Exchange Act, we give you, as a shareholder, the opportunity to endorse the compensation for our named executive officers. The proposal described below, commonly known as a “Say on Pay” proposal, gives you the opportunity to approve, on an advisory basis, such compensation as described in this Proxy Statement.
In deciding how to vote on this proposal, the Board encourages you to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement and the tabular and narrative disclosure which follows it. In those sections, we discuss each element of compensation, including base salaries, short-term incentives, long-term incentives and retirement benefits. We also discuss our policies and other factors which affect the decisions of our Compensation and Human Capital Committee.
In many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.
We believe our executive compensation is aligned with shareholders because:
•We tie compensation to performance. A majority of executive compensation is at risk based on performance. Awards under our short-term and long-term incentive plans vary based on Synovus’ financial results and shareholder return.
•We generally use objective criteria and performance metrics which relate to our strategic goals and results delivered for shareholders. In 2021, our incentive plans included adjusted EPS, adjusted ROAA, weighted return on average tangible common equity (as adjusted), or adjusted ROATCE, and relative total shareholder return, or TSR.
•Because the economic conditions that were built into our performance measures under our long-term incentive awards for the 2019-2021 performance period did not anticipate the impact of the pandemic, we did not meet the performance thresholds for the PSUs that were granted in 2019 and all shares were forfeited.
•Our program emphasizes alignment with long-term shareholders by granting more than half of incentives through equity awards and requiring executives to maintain equity holdings through stock ownership guidelines and our CEO “hold until retirement” policy.
•We include specific methods for evaluating risk performance in our annual and long-term incentive plans, and adjusting payouts if necessary, to ensure that executives are not incentivized to take unnecessary or excessive risks.
We believe that the compensation delivered to each named executive officer in 2021 was fair, reasonable and aligned with our performance and strategic objectives.
Unless the Board modifies its policy on the frequency of future “Say on Pay” advisory votes, the next “Say on Pay” vote will be held at the 2023 annual meeting of shareholders.
The Board of Directors unanimously recommends that you vote “FOR” the advisory vote on the compensation of the named executive officers as determined by the Compensation and Human Capital Committee.

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Proposal 3    Ratification of Appointment of the Independent Auditor
The Audit Committee has appointed the firm of KPMG as the independent auditor to audit the consolidated financial statements of Synovus and its subsidiaries for the fiscal year ending December 31, 2022 and Synovus’ internal control over financial reporting as of December 31, 2022. KPMG has been appointed continuously since 1975 as our independent auditor. Although shareholder ratification of the appointment of Synovus’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for Synovus.
The Audit Committee annually reviews KPMG’s independence and performance in connection with the determination to retain KPMG. In conducting its review this year, the Audit Committee considered, among other things:
•KPMG’s historical and recent performance on Synovus’ audit, including the extent and quality of KPMG’s communications with the Audit Committee;
•feedback from Synovus’ senior management on the quality of service provided, and the independence, objectivity and professional skepticism demonstrated throughout the current engagement by KPMG’s audit team;
•data relating to audit quality and performance, including recent PCAOB reports on KPMG;
•KPMG’s tenure as Synovus’ independent auditors and its depth of understanding of Synovus’ business, accounting policies and practices and internal control over financial reporting;
•KPMG’s exhibited professional skepticism;
•the expertise and capability of KPMG’s lead audit partner;
•the advisability and potential impact of selecting a different independent public accounting firm; and
•KPMG’s independence (see “Audit Committee Report” on page 33 of this Proxy Statement).
Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Synovus and its shareholders to appoint KPMG to serve as Synovus’ independent auditor for 2022.
Synovus’ Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Synovus’ senior management. After discussing the results of senior management’s interviews, the members of the Audit Committee, as a group, interview the candidates. The Audit Committee then considers the appointment and votes on the selection.
Representatives of KPMG will be present virtually at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.
The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the independent auditor for the year 2022.

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EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each executive officer of Synovus as of the date of this Proxy Statement.

Name	Age	Position with Synovus
Kessel D. Stelling(1)	65	Executive Chairman of the Board
Kevin S. Blair(1)	51	President and Chief Executive Officer
D. Wayne Akins, Jr.(2)	58	Executive Vice President and Chief Community Banking Officer
D. Zachary Bishop(3)	46	Executive Vice President, Technology, Operations and Security
Robert W. Derrick(4)	58	Executive Vice President and Chief Credit Officer
Thomas Dierdorff(5)	54	Executive Vice President and Head of Corporate and Investment Banking
Sharon Goodwine(6)	49	Executive Vice President and Chief Human Resources Officer
Andrew J. Gregory, Jr.(7)	46	Executive Vice President and Chief Financial Officer
Mark G. Holladay(8)	66	Executive Vice President and Chief Risk Officer
Kevin J. Howard(9)	57	Executive Vice President and Chief Wholesale Banking Officer
Jill K. Hurley(10)	42	Chief Accounting Officer and Controller
Allan E. Kamensky(11)	60	Executive Vice President and General Counsel
J. Barton Singleton(12)	58	Executive Vice President and President, Financial Management Services
Katherine M. Weislogel(13)	51	Executive Vice President and Head of Treasury and Payment Solutions
Elizabeth D. Wolverton(14)	48	Executive Vice President and Head of Consumer Banking and Brand Experience
(1)As Messrs. Stelling and Blair are directors of Synovus, relevant information pertaining to their positions with Synovus is set forth under the caption “Nominees for Election as Director” beginning on page 21 of this Proxy Statement.
(2)D. Wayne Akins, Jr. was elected as Executive Vice President and Chief Community Banking Officer in January 2019. From July 2014 to January 2019, he served as Executive Vice President and Chief Retail Banking Officer. For 19 years prior to that time, he held various other banking positions with Synovus Bank, including Chief Community Banking Officer, Regional Chief Executive Officer and Bank Division Chief Executive Officer. Mr. Akins has more than 32 years of experience in the banking industry.
(3)D. Zachary Bishop joined Synovus in November 2018 as Executive Vice President of Technology, Operations and Security. Prior to that time, he served as Executive Vice President and Chief Information Officer of Renasant Bank. Before joining Renasant in 2013, Mr. Bishop held many senior leadership positions within technology, operations, mergers and acquisitions and digital innovation with Regions Bank. Mr. Bishop has approximately 28 years of experience in information technology within the banking industry.
(4)Robert W. Derrick was elected Executive Vice President and Chief Credit Officer in January 2019. Prior to that time and since 2003, he served in various roles within Synovus’ credit division, including Chief Community Credit Officer and Group Executive – Credit Risk. Prior to joining Synovus in 2003, Mr. Derrick served in various capacities with Wachovia Bank. He has more than 35 years of experience in the banking industry.
(5)Thomas Dierdorff joined Synovus in November 2021 as Executive Vice President and Head of Corporate and Investment Banking. Prior to that time and for 7 years, he served as Managing Director and Financial Services Group Head for Regions Bank and Regions Securities. Prior to his time at Regions, Mr. Dierdorff led the insurance company and investment banking practice at SunTrust Robinson Humphrey and worked in financial institutions investment banking at Wachovia Securities and its predecessor firms. He has approximately 28 years of financial services experience.
(6)Sharon Goodwine joined Synovus in May 2021 as Executive Vice President and Chief Human Resources Officer. Prior to that time and for over 20 years, she served in a number of leadership positions at Wells Fargo, including Head of Enterprise Talent, Executive Vice President and other senior human resources positions. She began her banking career in commercial banking with SunTrust in 1995.
(7)Andrew J. Gregory, Jr. was elected Executive Vice President and Chief Financial Officer in June 2019. Prior to that time, he was Executive Vice President and Head of Corporate Financial Strategy of Regions Financial Corporation, having held that position since January 2019. From 2009 to 2019, he served in various leadership roles at Regions, including Executive Vice President and Head of Corporate Development and Profitability, Assistant Treasurer and Chief Investment Officer. Prior to joining Regions and for 10 years, Mr. Gregory was a Senior Vice President and Portfolio Manager at Wachovia Bank.
(8)Mark G. Holladay was elected Executive Vice President and Chief Risk Officer of Synovus in October 2008. From 2000 to 2008, Mr. Holladay served as Executive Vice President and Chief Credit Officer of Synovus. From 1974 until 2000, Mr. Holladay served in various capacities with Columbus Bank and Trust Company, one of our former banking divisions, including Executive Vice President.
(9)Kevin J. Howard was elected as Executive Vice President and Chief Wholesale Banking Officer in December 2018. Prior to that time and for 10 years, he served as Executive Vice President and Chief Credit Officer. For 15 years prior to that time, Mr. Howard served in a number of other banking positions with Synovus Bank, including Senior Vice President and Credit Manager and Senior Vice President of commercial real estate, correspondent and affiliate lending. Mr. Howard has more than 29 years of experience in the banking industry.
(10)Jill K. Hurley was elected Chief Accounting Officer in August 2018 and was elected Controller in January 2020. Prior to joining Synovus in 2018, and since February 2015, Ms. Hurley was Director of Financial Reporting and Accounting Policy at IberiaBank Corporation. From 2012 to 2015, she served as Business Unit Controller for Regions Bank. Prior to joining Regions, Ms. Hurley served 10 years in public accounting and is a Certified Public Accountant.

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(11)Allan E. Kamensky has served as Executive Vice President and General Counsel since joining Synovus in February 2014. From February 2014 to December 2019, he also served as Secretary of Synovus. Prior to joining Synovus, he served as a partner in the law firm of Page, Scrantom, Sprouse, Tucker & Ford, P.C., or PSSTF, in Columbus, Georgia, where his practice focused on banking, lending and real estate law, commercial transactions, workouts, loan sales, banking litigation, bank regulatory matters and zoning. He practiced law at PSSTF for approximately 16 years.
(12)J. Barton Singleton has served as Executive Vice President and President, Synovus Financial Management Services since December 2007. Mr. Singleton joined Synovus in August 2005 and served in various capacities before his current position, including Senior Vice President and Manager of the investment banking and institutional brokerage groups and President of Synovus Securities. Prior to joining Synovus, Mr. Singleton spent 16 years at SouthTrust Securities and SouthTrust Bank.
(13)Katherine M. Weislogel was elected Executive Vice President and Head of Treasury and Payment Solutions in July 2021, having served as Head of Treasury and Payment Solutions since joining the Company in March 2019. Prior to that time, she served a dual role as Managing Director and Team Leader of the U.S. commercial treasury and payment solutions business for BMO Harris Bank. She has also served in various leadership roles with Wells Fargo and Fifth Third, including within treasury management, retail, brokerage and commercial. She has nearly 30 years of experience in the banking industry.
(14)Elizabeth D. Wolverton was elected as Executive Vice President and Head of Consumer Banking and Brand Experience in January 2022. From January 2018 to January 2022, she served as Executive Vice President and Chief Strategy and Customer Experience Officer. Prior to January 2019 and since joining the Company in 2005, Ms. Wolverton has served in a number of other leadership positions with Synovus, including those related to strategy, community banking and finance.

STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth ownership of shares of Synovus common stock by each director, each director nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of January 31, 2022.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Shares of Common Stock Beneficially Owned	Restricted Stock Units(2)	Total(2)
Tim E. Bentsen	20,582	(3)	*	10,224	30,806
Kevin S. Blair	89,681	(4)	*	109,876	199,557
F. Dixon Brooke, Jr.	54,767	(5)	*	10,224	64,991
Stephen T. Butler	921,926	(6)	*	10,224	932,150
Elizabeth W. Camp	36,620		*	10,224	46,844
Pedro Cherry	1,209		*	2,184	3,393
Robert W. Derrick	12,638		*	15,293	27,931
Andrew J. Gregory, Jr.	14,363		*	25,005	39,368
Mark G. Holladay	63,168	(7)	*	35,190	98,358
Diana M. Murphy	9,477		*	10,224	19,701
Harris Pastides	17,546		*	10,224	27,770
Joseph J. Prochaska, Jr.	19,792	(8)	*	10,224	30,016
John L. Stallworth	9,157		*	10,224	19,381
Kessel D. Stelling	161,413	(9)	*	108,342	269,755
Barry L. Storey	38,894	(10)	*	10,224	49,118
Teresa White	—		*	10,224	10,224
Directors and Executive Officers as a Group (26 persons)	1,689,297		1.2%	565,820	2,255,117
*    Less than one percent of the outstanding shares of Synovus stock.

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(1)Beneficial ownership is determined under the rules and regulations of the SEC, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Share numbers in this column include restricted stock units that will vest within 60 days of January 31, 2022 as follows:

Name	Number of RSUs vesting within 60 days
Kevin S. Blair	41,034
Robert W. Derrick	8,252
Andrew J. Gregory, Jr.	3,626
Mark G. Holladay	13,648
Kessel D. Stelling	73,765
In addition, the executive officers other than our executive officers named in the Summary Compensation Table had rights to acquire an aggregate of 70,784 shares of Synovus stock through restricted stock units that will vest within 60 days.
This column includes shares held by spouses, Individual Retirement Accounts (IRAs) and trusts as to which each such person has beneficial ownership. With respect to directors, this column also includes shares allocated to such director’s individual accounts under the Synovus Director Stock Purchase Plan; with respect to executive officers, this column includes shares allocated to such person’s individual accounts under the Synovus Employee Stock Purchase Plan, Synovus’ 401(k) savings plan and IRAs.
None of the shares of Synovus stock held by these other executive officers were pledged or otherwise held in a margin account.
(2)While shares held in the “Restricted Stock Units” column do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning directors and executive management with shareholder interests. These restricted stock units are in the form of RSUs, market restricted stock units and PSUs. In addition, this column includes the accrued dividend equivalent rights related to these restricted stock units. Shares in the “Total” column include these shares as well as shares deemed to be beneficially owned pursuant to the rules and regulations of the SEC.
(3)Includes 3,145 shares held in an IRA account. In addition, Mr. Bentsen beneficially owns 8,000 shares of Synovus’ Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or Series D Preferred.
(4)Includes 1,260 shares held in an IRA account. In addition, Mr. Blair beneficially owns 2,000 shares of Series D Preferred.
(5)Includes 7,668 shares held by his spouse.
(6)Includes 56,857 shares held in a family partnership in which Mr. Butler’s spouse has shared investment and voting powers, 207,168 shares held in various trusts in which Mr. Butler has shared investment and voting powers and 633,897 shares held in a family trust in which Mr. Butler shares a pecuniary interest but as to which Mr. Butler disclaims beneficial ownership. In addition, Mr. Butler beneficially owns 2,000 shares of Series D Preferred.
(7)In addition, Mr. Holladay beneficially owns 4,000 shares of Series D Preferred.
(8)Includes 5,300 shares held in an IRA account.
(9)Includes 50,000 shares held in trust for which Mr. Stelling’s spouse serves as sole trustee and 13 shares in his 401(k) savings plan account.
(10)Includes 14,285 shares held in a family trust in which Mr. Storey has shared investment and voting powers. In addition, Mr. Storey beneficially owns 4,000 shares of Series D Preferred and 1,000 shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E.

PRINCIPAL SHAREHOLDERS
The following table sets forth the number of shares of Synovus common stock held by the only known holders of more than 5% of the outstanding shares of Synovus common stock as of December 31, 2021.

Name and Address of Beneficial Owner	Shares of Synovus Stock Beneficially Owned as of 12/31/21	Percentage of Outstanding Shares of Synovus Stock Beneficially Owned as of 12/31/21(1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	14,429,510(2)	9.9%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	13,045,793(3)	9.0%
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	10,002,258(4)	6.9%

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(1)The ownership percentages set forth in this column are based upon Synovus’ issued and outstanding shares as of December 31, 2021.
(2)This information is based upon information included in a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. The Vanguard Group, Inc., together with its affiliates, reports shared voting power with respect to 79,760 shares, sole dispositive power with respect to 14,224,992 shares and shared dispositive power with respect to 204,518 shares.
(3)This information is based upon information included in a Schedule 13G filed with the SEC on February 1, 2022 by BlackRock, Inc. BlackRock, Inc., together with its affiliates, reports sole voting power with respect to 12,393,510 shares and sole dispositive power with respect to 13,045,793 shares.
(4)This information is based upon information included in a Schedule 13G filed with the SEC on February 4, 2022 by Wellington Management Group LLP. Wellington Management Group LLC, together with its affiliates, reports shared voting power with respect to 9,221,119 shares and shared dispositive power with respect to 10,002,258 shares.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is comprised of five directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. The duties of the Audit Committee are summarized in this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board” beginning on page 8 and are more fully described in the Audit Committee charter adopted by the Board of Directors. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at investor.synovus.com.
One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of Synovus’ financial statements and systems of internal controls. Management is responsible for Synovus’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of Synovus’ consolidated financial statements. KPMG, Synovus’ independent auditor, is responsible for performing an independent audit of Synovus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of Synovus’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee Synovus’ financial reporting process.
In discharging its responsibilities regarding the financial reporting process, the Audit Committee:
•Reviewed and discussed with management and KPMG Synovus’ audited consolidated financial statements as of and for the year ended December 31, 2021 and related information, including non-GAAP financial measures, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission;
•Reviewed and discussed with management and KPMG management’s assessment of the effectiveness of Synovus’ internal control over financial reporting and KPMG’s evaluation of Synovus’ internal control over financial reporting;
•Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
•Discussed with KPMG its identification and communication of Synovus’ critical audit matters in the auditor’s report included in the 2021 Annual Report;
•Received from KPMG the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG their independence; and
•Considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence and concluded that KPMG is independent from Synovus and its management.
The Audit Committee has discussed with Synovus’ internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee regularly meets with Synovus’ internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their observations and recommendations regarding Synovus’ internal controls.
Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.
The Audit Committee
Joseph J. Prochaska, Jr., Chair
Tim E. Bentsen
F. Dixon Brooke, Jr.
Pedro Cherry
Diana M. Murphy

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KPMG Fees and Services
The following table presents fees for professional audit services rendered by KPMG for the audit of Synovus’ annual consolidated financial statements for the years ended December 31, 2021 and December 31, 2020 and fees billed for other services rendered by KPMG during those periods.

	2021	2020
Audit Fees(1)	$2,424,029	$2,618,032
Audit Related Fees(2)	149,000	242,500
Tax Fees(3)	289,410	86,926
All Other Fees(4)	1,780	1,780
	$2,864,219	$2,949,238
(1)Audit fees consisted of fees for professional services provided in connection with the audits of Synovus’ consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements, issuance of comfort letters and other SEC filing matters, and audit or attestation services provided in connection with other statutory or regulatory filings.
(2)Audit related fees consisted principally of fees for assurance, attestation and related services that are reasonably related to the performance of the audit or review of Synovus’ financial statements and are not reported above under the caption “Audit Fees.”
(3)Tax fees consisted of fees for tax consulting and compliance, tax advice and tax planning services.
(4)All other fees consisted of subscription-based services including software licenses.
Policy on Audit Committee Pre-Approval
The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of Synovus’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. Synovus’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.
The Audit Committee uses a combination of two approaches to pre-approve audit and permitted non-audit services performed by the independent auditor: class pre-approval and specific pre-approval. Class pre-approval is reserved for certain limited audit, audit-related and tax services, as approved by the Audit Committee each year. All other services performed by the independent auditor must be specifically pre-approved by the Audit Committee. For instance, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.
Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each service is allocated to the appropriate category and, where specific pre-approval is required, the specific service is accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services, the classification of the service and where specific pre-approval is required, the budget for such services.
The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority (on engagements not exceeding $100,000) to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.
All of the services described in the table above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Committee pursuant to legal requirements and the Committee’s charter and Pre-Approval Policy.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

CD&A Overview
The following Compensation Discussion and Analysis, or CD&A, describes our compensation program for our named executive officers as of December 31, 2021, who are listed in the table below:

Name	Title
Kevin S. Blair	President and Chief Executive Officer
Andrew J. Gregory, Jr.	Executive Vice President and Chief Financial Officer
Kessel D. Stelling	Executive Chairman of the Board
Mark G. Holladay	Executive Vice President and Chief Risk Officer
Robert W. Derrick	Executive Vice President and Chief Credit Officer
Specifically, the CD&A addresses:
•how our 2021 compensation aligns with our 2021 performance (set forth in the section entitled “Executive Summary”);
•each element of compensation and our “mix” of compensation for 2021 (set forth in the section entitled “Elements and Mix of Compensation for Past Fiscal Year”);
•the objectives of our compensation program (set forth in the section entitled “Compensation Philosophy and Key Considerations”);
•what our compensation program is designed to reward (described in the section entitled “Compensation Philosophy and Key Considerations”);
•how each compensation element and our decisions regarding that element fit into Synovus’ overall compensation objectives and affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Competitive Market Data”);
•why each element was chosen (described with each element of compensation, including base pay, short-term incentives and long-term incentives);
•how amounts for pay are determined (described with each element of compensation, including base pay, short-term incentives and long-term incentives);
•information regarding post-termination compensation (our executives generally do not have employment agreements—see the section entitled “Employment and Termination Agreements”); and
•our compensation framework, including our compensation process, compensation policies and risk considerations (described in the section entitled “Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations”).
For additional information about the Compensation and Human Capital Committee and its charter, its processes and procedures for administering executive compensation, the role of compensation consultants and other governance information, please see “Corporate Governance and Board Matters—Committees of the Board—Compensation and Human Capital Committee” on page 9 of this Proxy Statement.

Executive Summary
While 2021 was a year wrought with challenges and uncertainties, we navigated the difficult environment to support our employees and clients, contribute to our communities and deliver for our shareholders.
Recent Economic Environment
The U.S. economy contracted in the first half of 2020 due to the COVID-19 pandemic, ending the longest expansionary period in U.S. history. During March 2020, in an effort to lessen the impact of COVID-19 on consumers and businesses, the Federal Reserve reduced the target range for the federal funds rate 1.5 percentage points to 0.00 from 0.25 percent, and the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, the largest economic stimulus package in the nation’s history. Additional government spending measures and the availability of vaccines improved consumer confidence and demand, and the economy largely reopened in 2021, leading to a reduction in the unemployment rate and accelerated GDP growth. While 2021 has seen a recovery in the U.S. economy compared to 2020, uncertainty and market disruptions such as additional coronavirus variants, pandemic-related supply chain issues, inflationary pressures and labor shortages persist.
Synovus Response
Synovus responded to the pandemic, beginning in March 2020 and continuing throughout 2021, supporting our clients, employees, and communities with such measures as remote work capabilities and branch service enhancements, loan payment deferrals, and accelerated

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investments in several technology initiatives that provided more convenience and a better digital experience as clients adapted to this highly virtual environment. Synovus participated in the PPP and funded approximately 28,000 loans totaling over $3.9 billion under the programs available in both 2020 and 2021. Synovus has also processed more than 24,000 PPP loan forgiveness applications totaling over $3.4 billion under the program.
Synovus Forward
We announced Synovus Forward in January 2020, a plan to add $100 million pre-tax run rate benefit by the end of 2021 through a combination of revenue and expense initiatives. During 2020, realizing the potential impact of the pandemic, Synovus leadership expanded the targeted benefits by an additional $75 million by year-end 2022. As executed throughout 2021, the cost savings and revenue-generating initiatives underpinning Synovus Forward include expense reductions around Synovus’ third party spend program, branch optimization, back-office staff optimization, a voluntary early retirement program, market-based repricing of certain product offerings, deposit repricing, commercial analytics and digital enhancements. As of December 31, 2021, Synovus had realized approximately $110 million in pre-tax benefits from Synovus Forward and remains on track to achieve a cumulative pre-tax run rate benefit of $175 million by the end of 2022.
Executive Transition
In 2020, we announced an executive transition plan and Kevin S. Blair was named to Synovus’ Board of Directors. In April 2021, Mr. Blair was named President and Chief Executive Officer and Kessel D. Stelling transitioned into the role of Executive Chairman of the Board. For additional information regarding Mr. Stelling’s “succession letter,” see the “Employment and Termination Agreements” section on page 44 of this Proxy Statement.
2021 Financial Performance Highlights
•Earnings growth—Net income available to common shareholders for 2021 was $727.3 million, or $4.90 per diluted common share ($4.95 on an adjusted basis),* compared to $340.5 million, or $2.30 per diluted common share ($2.41 on an adjusted basis),* in 2020. The year-over-year increase in adjusted net income per common share was driven by a significant improvement in the economic outlook impacting expected credit losses compared to 2020.
•Net interest income—Net interest income for 2021 was $1.53 billion, up $20.2 million, or 1%, from $1.51 billion in 2020, including $79.2 million in PPP fees during 2021 and $46.0 million in 2020. The net interest margin was 3.01% for 2021, a decrease of 17 basis points from 3.18% in 2020, due primarily to the decline in market interest rates in addition to average growth in investment securities available for sale and interest-bearing funds held at the Federal Reserve Bank.
•Non-interest revenue—Non-interest revenue for the year ended December 31, 2021 was $450.1 million, down $56.4 million, or 11%, compared to the year ended December 31, 2020. Gains on sales of investment securities of $78.9 million impacted the year ended December 31, 2020. Adjusted non-interest revenue* was $448.0 million, up $27.6 million, or 7%, compared to 2020, due primarily to strong growth in core banking fees, fiduciary and asset management fees, and brokerage revenue, partially offset by the normalization of mortgage banking income.
•Efficiency—Non-interest expense for the year ended December 31, 2021 was $1.10 billion, a decrease of $79.7 million, or 7%, compared to the year ended December 31, 2020. Goodwill impairment expense of $44.9 million impacted 2020. Adjusted non-interest expense* for 2021 decreased $2.4 million, compared to 2020, as higher expense related to Synovus Forward in 2020 allowed us to make strategic and impactful investments in most areas while managing overall expense. The efficiency ratio-taxable equivalent for 2021 was 55.38% compared to 58.32% in 2020, and the adjusted tangible efficiency ratio* was 54.29% compared to 55.69% in 2020.
•Loans and Deposits —At December 31, 2021, total loans, net of deferred fees and costs of $39.31 billion, increased $1.06 billion, or 3%, from December 31, 2020. C&I loans grew slightly and were impacted by a $1.79 billion decline in PPP loans primarily from forgiveness. CRE and consumer loans increased $655.8 million and $362.2 million, respectively. CRE loans grew as higher funded production outpaced elevated pay-off activity. Consumer growth was primarily due to purchases of third-party lending loans and was mostly offset by declines in consumer mortgages and HELOCs, a result of excess consumer liquidity and accelerated prepayment activity.
Total period-end deposits were $49.43 billion at December 31, 2021, up $2.74 billion, or 6%, compared to year-end 2020. Core transaction deposits (non-interest bearing, NOW/savings and money market deposits excluding public funds and brokered) increased $5.13 billion, or 16%, compared to year-end 2020, largely due to various fiscal stimulus efforts including deposits associated with PPP loans. Total deposit costs for 2021 were 16 basis points, down 35 basis points from 2020, due to repricing and intentional strategic remixing to reduce higher cost deposits.
•Credit quality—At December 31, 2021, credit quality metrics remained stable and near historical lows with non-performing asset and non-performing loan ratios of 0.40% and 0.33%, respectively, and total past dues of 0.15%. The ACL at December 31, 2021 totaled $469.5 million, a decrease of $184.0 million compared to December 31, 2020, resulting from an improving overall economic outlook. The ACL to loans coverage ratio (excluding PPP loans) was 1.21% at December 31, 2021, a 60 basis point reduction from December 31, 2020.
•Capital management—Our CET1 ratio of 9.50% at December 31, 2021 is well in excess of regulatory requirements. The Board approved an increase in the current common shareholder dividend by $0.01 to $0.34 per quarter, beginning in April 2022, and authorized share repurchases of up to $300 million in 2022. Our capital priorities are focused on supporting core client growth and managing the CET1 ratio around our target range of 9.25% to 9.75%.
* For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measures, please refer to Appendix B of this Proxy Statement.
For additional information related to our business and subsidiaries, including a detailed description of our operating results and financial condition for 2022, please refer to our 2021 Annual Report that accompanies this Proxy Statement.

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Impact of COVID-19 on 2021 Executive Compensation
The recessionary economic conditions resulting from the COVID-19 pandemic impacted our executive compensation in 2021. Specifically, our performance under our long-term incentive plan fell short of our goals which were based on a more optimistic forecast of economic conditions. As a result, the performance stock units component of our long-term incentive plan was impacted. We did not meet the performance thresholds for the PSUs granted in 2019, which measured our performance for the 2019-2021 performance period, resulting in no payout for those awards as described below. As disclosed last year, there was also no payout on the PSUs granted in 2018 covering the 2018-2020 performance period.
2021 Compensation
2021 compensation outcomes reflected our performance as described below:
Total Direct Compensation Pay Mix

CEO TARGET TOTAL DIRECT COMPENSATION*	OTHER NEOs TARGET TOTAL DIRECT COMPENSATION*

*Amounts not pro-rated for Mr. Blair’s mid-year CEO promotion and do not include special incentive awards.
Base Salaries
•Mr. Blair received an increase in his base salary to $950,000, effective April 21, 2021 to reflect his promotion to President and Chief Executive Officer. The Compensation and Human Capital Committee established Mr. Blair’s salary following a review of compensation levels among CEOs at peer companies. While the Committee reviewed market comparisons and recognized that some cash salaries for other named executive officers were below the market median, there were no other base salary increases due to the uncertain and volatile economic conditions associated with the ongoing pandemic in 2021.
Short-Term Incentives
•Consistent with prior years, our annual incentive plan included a combination of financial and strategic objectives. For 2021, the Compensation and Human Capital Committee established financial goals for adjusted EPS and adjusted ROAA, as well as a component based on strategic objectives.
•The following chart summarizes the provisions of our short-term award incentive plan for 2021:

Form of Award	Measures and Weightings	Payout Features
Cash	Adjusted EPS (50%) Adjusted ROAA (25%) Strategic Objectives (25%)	Payouts from 0% to 150% of target based upon adjusted EPS, adjusted ROAA and performance on strategic objectives
•Our strong financial performance in 2021 resulted in both adjusted EPS and adjusted ROAA results above the maximum performance goal. The Compensation and Human Capital Committee also assessed performance on the strategic objectives as being above target. Based on these results and the Committee’s review of corporate and individual performance, the Committee approved payouts ranging from 140% to 150% of target for the named executive officers. For more information regarding the Committee’s annual incentive determination, including details on the Committee’s review of the strategic objectives component, please see “Payout Determination” on page [•] of this Proxy Statement.

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Long-Term Incentives
•Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: PSUs and RSUs. The following chart summarizes the key provisions of our long-term grants made in 2021:

Form of Award	Vesting	Payout Features
PSUs (60% of ongoing annual award value)	100% after 3 years	Payouts from 0% to 150% of target based upon weighted return on average tangible common equity (as adjusted) and relative total shareholder return
RSUs (40% of ongoing annual award value)	⅓ per year over 3 years (33⅓% per year)	Time-based vesting based upon continued employment with Synovus
The PSU awards are subject to possible downward discretionary adjustment based upon risk considerations—see page 44 of this Proxy Statement. The PSUs and RSUs are also subject to the Company’s clawback policy.
•An additional award of PSUs was made to Messrs. Blair, Holladay and Derrick as described in “Long-Term Incentive Decisions in 2021” on page 42 of this Proxy Statement.
•Because of our stock ownership guidelines, executive officers hold a meaningful amount of Synovus common stock, further aligning their interests with shareholders’ interests.
•Because the economic conditions that were built into our performance measures under our long-term incentive awards for the 2019-2021 performance period did not anticipate the impact of the pandemic, we did not meet the performance thresholds for the PSUs that were granted in 2019 and all shares were forfeited.
We believe that the compensation delivered to each named executive officer in 2021 was fair, reasonable and aligned with our performance and our strategic objectives.
Executive Compensation Governance
We continue to maintain strong governance features in connection with our executive compensation program, as outlined in the table below and further discussed in this CD&A.

WHAT WE DO			WHAT WE DON’T DO
✓	Pay for Performance - See page 39	ϰ	Limited Employment Contracts - See page 44
✓	Mitigate Risk in Incentive Programs - See page 47	ϰ	No Option Repricing - See page 46
✓	Require Meaningful Share Ownership and, for our CEO, Retention of 50% of Net Shares until Retirement - See page 46	ϰ	No Hedging of Synovus Equity Securities by Executive Officers and Directors - See page 46
✓	Review Tally Sheets - See page 47	ϰ	No Pledging of Synovus Equity Securities by Executive Officers and Directors - See page 46
✓	Provide Reasonable “Double Trigger” Change in Control Provisions - See page 44
✓	Retain an Independent Compensation Consultant - See page 47
✓	Maintain Clawback Policy Covering Inaccurate Financials and Material Risk Management Failures - See page 46
✓	Include Risk-Based Forfeiture Provisions in Equity Awards - See page 44
Results of 2021 Advisory Vote to Approve Executive Compensation
At the 2021 annual meeting of shareholders, we held an advisory vote on executive compensation for 2020. Over 97% of the votes cast were in favor of this advisory proposal. The Compensation and Human Capital Committee considered this favorable outcome and believed the results conveyed our shareholders’ support of our executive compensation programs and did not make any specific changes to our executive compensation programs as a result of this vote. At the Annual Meeting, we will again hold an annual advisory vote to approve executive compensation paid in 2021. The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

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Compensation Philosophy and Key Considerations
Synovus has established a compensation program for our executives that is performance-oriented and designed to support our strategic goals. Our compensation philosophy, as well as how our program aligns with the philosophy, is described in the table below.

Compensation Philosophy and Key Considerations	How Our Program Aligns with Our Philosophy
Competitive Program:
•Compensation plans are designed to allow us to compete in the markets in which we seek executive talent.
•Competitive pay opportunities facilitate recruitment, retention and motivation of top-level executive talent.
•Target pay opportunities are assessed relative to the median of market pay practices.
Emphasis on Performance:
•A significant portion of total compensation should be at risk based on short and long-term performance.
•Pay outcomes vary based on performance: average pay for average performance, above average pay for above average performance and below average pay for lower performance.
•Compensation generally should be earned by executive while actively employed.

•A majority of compensation is at risk based on performance.
•Payouts from the annual incentive plan vary based on results versus our annual financial and strategic objectives.
•Long-term incentives are provided entirely through equity awards, and the ultimate value delivered will vary based on financial results and shareholder return.

Support Strategic Goals: Compensation plans are designed to support corporate strategic goals and drive the creation of shareholder value.
•Annual incentive plan aligns with strategic goals of earnings performance and increasing our return on assets, while performance shares are based on increasing ROATCE performance and relative TSR.
•The qualitative component of the annual incentive plan includes an assessment of progress on key strategic priorities outlined at the beginning of the year.
•Long-term incentives also reward shareholder value creation by providing all awards in equity-based vehicles and varying payouts of PSUs based on performance.

Alignment with Long-Term Shareholders: Executives should have meaningful equity stakes that focus them on creating long-term shareholder value.
•Over half of incentives are awarded through equity awards vesting over multiple years.
•Stock ownership guidelines as well as CEO requirement to retain 50% of net shares until retirement ensure strong and increasing alignment with shareholders.
•Our Corporate Governance Guidelines prohibit hedges and pledges of our stock by directors and executive officers.

Discourage Excessive Risk-Taking: Plans should ensure executives are not incentivized to take unnecessary or excessive risks that threaten the value of Synovus.
•The Compensation and Human Capital Committee meets annually with the Chief Risk Officer to discuss a risk assessment of our plans.
•Both the annual and long-term incentive plans have specific methods for evaluating risk performance and adjusting payouts if necessary.

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Elements and Mix of Compensation for Past Fiscal Year
Synovus has a performance-oriented executive compensation program that is designed to support our corporate strategic goals, including growth in earnings and growth in shareholder value. The elements of our regular total compensation program and the objectives of each element are identified in the following table and discussed in more detail below:

Compensation Element	Objective	Key Features
Base Pay	Compensate an executive for performing his or her job on a daily basis.
Fixed cash salary generally targeted within a range of the median (50th percentile) of identified list of peer companies (companies with similar size and scope of banking operations) for similar positions. In establishing salaries, the Compensation and Human Capital Committee also considers each executive’s performance, experience and responsibilities as well as internal equity considerations.

Short-Term Incentives
•Provide an incentive for executives to meet critical annual goals that support our long-term strategy.
•Promote pay for performance.
•Ensure a competitive program given the marketplace prevalence of short-term incentive compensation.
The formulaic performance goals under our cash-based annual incentive plan for 2021 were based 50% on adjusted EPS, 25% on adjusted return on average assets and 25% on strategic objectives. The award payout may range from 0% to 150% of the target for each executive based upon performance. For 2021, executives had target annual incentive opportunities ranging from 60% to 125% of base salary.
Long-Term Incentives
•Provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value.
•Align the interests of executives with shareholders by awarding executives equity in Synovus.
•Ensure a competitive compensation program given the market prevalence of long-term incentive compensation.
•Include a vesting schedule designed to retain our executives.
We granted PSUs and RSUs in 2021 so that all of our long-term incentive awards are linked to performance. The “mix” of ongoing annual long-term incentive awards is 60% PSUs and 40% RSUs. An additional award of PSUs was made to certain executives as described in “Long-Term Incentive Decisions in 2021” below. The PSUs have a three-year performance period and also require three years of service. Under the performance formula, the payment of the PSUs may range from 0% to 150% of the target award based on Synovus’ weighted average ROATCE (as adjusted) and relative TSR during the performance period. The RSUs have a three-year service requirement (one-third vest each year) based on continued employment with Synovus.
Perquisites	•Small component of pay intended to provide an economic benefit to executives to promote their recruitment and retention. •Align our compensation plan with competitive practices.	Perquisites in 2021 were limited to financial planning, executive physicals, a housing allowance, life insurance coverage and security alarm monitoring for certain officers and, in addition, transportation services for Mr. Stelling. Perquisites did not include auto allowances or club dues.
Retirement Plans	Defined contribution plans designed to provide income following an executive’s retirement, combined with a deferred compensation plan to replace benefits lost under Synovus’ qualified plans.	Plans offered include a 401(k) savings plan and a deferred compensation plan.
Change of Control Agreements	Provide orderly transition and continuity of management following a change of control of Synovus.	Upon “double trigger” (change of control followed by qualifying termination within two years), agreements provide for two to three times the executive’s base salary and bonus. Beginning in June 2012, the Compensation and Human Capital Committee has prohibited any new change of control agreements from including excise tax gross-ups.
Base Pay Decisions in 2021
Mr. Blair received an increase in his base salary to $950,000, effective April 21, 2021 to reflect his promotion to President and Chief Executive Officer. The Compensation and Human Capital Committee established Mr. Blair’s salary following a review of compensation levels among CEOs at peer companies. While the Committee reviewed market comparisons and recognized that some cash salaries for other named executive officers were below the market median, there were no other base salary increases for the named executive officers due to the uncertain and volatile economic conditions associated with the ongoing pandemic in 2021.
Short-Term Incentive Decisions in 2021
We target our short-term incentive plan opportunities to approximate the median of peer practices. Each year, the Compensation and Human Capital Committee determines the appropriate performance measures that best support our business strategy and establishes target goals based upon management’s confidential business plan and corresponding annual budget for that year.

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Actual payouts under the plan may vary from 0% to 150% of the target based upon Synovus and each executive’s performance compared to the performance goals. Target awards for 2021, expressed as a percentage of base salary, were 125% for Mr. Stelling, 120% for Mr. Blair, 75% for Mr. Gregory, 70% for Mr. Holladay and 60% for Mr. Derrick.
For 2021, the Compensation and Human Capital Committee established that short-term incentives would be based on adjusted EPS, adjusted ROAA and performance on strategic objectives. The Committee selected adjusted EPS and adjusted ROAA as aligning with our focus on earnings growth and profitability, incorporating revenue growth, expense management and generating sufficient returns on our balance sheet.

The following chart summarizes the threshold, target and maximum goals established for the financial performance metrics, as well as the actual performance results and resulting payout as a percent of target determined by the Compensation and Human Capital Committee. In evaluating the financial results, the Committee also considered the positive impact of the credit reserve release in 2021. The Committee noted that our EPS and ROAA results would have also been above the maximum performance goals even if adjusted for the impact of the reserve release.

	Weight	Threshold	Target	Maximum	Actual	Percent of Target
Adjusted EPS(1)	50%	$2.46	$3.07	$3.38	$4.95	150%
Adjusted ROAA(1)	25%	0.80%	0.94%	1.01%	1.39%	150%
Strategic Objectives	25%	See discussion below				110%
Total Payout						140%
(1)The amounts exclude non-recurring items and certain items that are not indicative of ongoing operations. For a reconciliation of adjusted EPS and adjusted ROAA to GAAP measures, please refer to Appendix B of this Proxy Statement.
Strategic Objectives
The strategic factors are designed to provide the Compensation and Human Capital Committee with the opportunity to impact incentive payouts based on a holistic review of the Company’s performance for the year, including the quality of our financial results and our performance on key priorities. The strategic factors are established at the beginning of the year and are designed to provide the Committee with an overview of items deemed critical to the Company’s success. The Committee’s assessment of the qualitative factors impacts 25% of the individual short-term payouts for the year.
The factors chosen by the Compensation and Human Capital Committee at the beginning of 2021 based upon the Company’s strategic plan, and the key results for each factor, are summarized below:
•Quality of Earnings—Our quality of earnings is strong, improved from 2020 as we added core loan growth to our balance sheet. Core loan growth was driven by our commercial loan pipeline, which returned to pre-COVID levels, and by a high level of growth in our geographic footprint. We also monetized our liquidity with purchases of securities and third-party consumer loans, increasing our net interest income sensitivity to benefit from short-term interest rate hikes expected in 2022.
•Synovus Forward—We achieved a pre-tax run rate benefit of $110 million by the end of 2021, ahead of our stated goal of $100 million. We remain on track to achieve $175 million by the end of 2022. The efficiency initiatives are highlighted by savings in third-party spend, reduced employment expenses following a voluntary early retirement program and optimization of branch and non-branch real estate. Revenue initiatives included repricing of consumer deposits and treasury and payment services, and various balance sheet management efforts.
•Diversity, Equity and Inclusion—We made significant progress toward our goals, with women representing 38% of our senior leadership (compared to our goal of 40%) and people of color representing 15% of our senior leadership (meeting our goal of 15%) as of December 31, 2021. Our starting points at the end of 2020 were 33% and 8% for women and people of color, respectively. Our executive leadership team also continues to become more diverse, and is currently 41% female and 12% people of color. In addition, membership in our employee resource groups grew to 750 employees.

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•Technology and Digital Enhancement—Over 90% of our business banking clients have been migrated to our Gateway platform, which provides significant enhancements to functionality and increases market competitiveness. We expect to onboard all of our business clients to the platform by April of 2022. We also had significant increases in adoption of our consumer digital platform, with a 9% increase in year over year enrollment (excluding adjustments for inactive profiles), a 17% increase in super users (users accessing over 33 times per month), 140% increase in person-to-person payment enrollment since launching Zelle in 2021 and an 18% increase in paperless enrollment. As of the third quarter of 2021, all consumer deposit products were available for online origination. Online origination gained significant traction in 2021, with more than 70% of mortgage applications started online. In addition, 19% of credit card applications originated online and 9% of consumer checking accounts were opened online.
•Service Quality and Client Loyalty—We maintained strong client sentiment in 2021. We were awarded 19 Greenwich awards in 2021, representing top quartile performance in client satisfaction and client loyalty. Net promoter score, or NPS, and overall satisfaction are stable across the three consumer channels with on-going measurements—branch, call center and mortgage. Our branch NPS was 74.1 for 2021, in line with our target of 75. Overall bank satisfaction was 81%, exceeding our target of 80%. We continue to rank above the peer average NPS in the JD Power Retail Banking Satisfaction Survey. Under this survey, our NPS was 60 in 2021, up 4 points from 2020, and overall satisfaction was up 3 points from 2020.
•External Factors—The most significant external factor in 2021 was the continuation of the COVID-19 pandemic, which continued to create economic and financial disruptions that adversely impacted virtually all economic activity in the U.S. The disruptions resulted in highly volatile interest rates, excess liquidity and outsized activity that all impacted pre-provision net revenue for Synovus. The Company’s response to this environment is discussed in “Synovus Response” on page 35 of this Proxy Statement.
•Risk Management/Regulatory Compliance—The Compensation and Human Capital Committee viewed the Company’s risk management and regulatory compliance as satisfactory based on reviews of our regulatory compliance scorecard and our risk management scorecard.
•Total Shareholder Return—The Company’s three-year and five-year TSR was above the median of peers while our one-year TSR was in the top quartile of peers.
•Individual Performance—The Compensation and Human Capital Committee also reviewed the performance of the CEO and the Executive Chairman, and reviewed the performance of the other named executive officers with the CEO.
Payout Determination
In determining 2021 annual incentive payouts, the Compensation and Human Capital Committee considered the results of the formulaic payout goals as well as the significant progress towards accomplishing the Company’s strategic plan demonstrated during its review of the qualitative payout factors. After careful deliberation, including consideration of individual performance, the Committee approved annual incentive award payouts of 140% of target for each of Messrs. Blair and Stelling, and payouts ranging from 140% to 150% for the other named executive officers. The Committee considered the recommendation of the CEO when determining payouts for named executive officers other than the CEO and the Executive Chairman. The annual short-term incentive award payout amount for each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table set forth on page 49 of this Proxy Statement.
Long-Term Incentive Decisions in 2021
The Company grants all long-term incentive awards in equity to link the value of the awards to Company performance.
Annual PSU Awards. In 2021, our ongoing annual long-term incentive awards were made 60% in PSUs to support the performance-based nature of our program. The remaining ongoing annual awards were granted as RSUs. Individual annual long-term incentive award amounts were determined after the Compensation and Human Capital Committee reviewed market comparisons for similarly-situated positions. The Committee granted PSUs and RSUs to Mr. Blair and the Company’s other named executive officers in 2021 based upon market comparisons as set forth in the Grants of Plan-Based Awards Table on page 50 of this Proxy Statement. As described below, PSUs are subject to downward discretion adjustment if the Committee determines risks were not properly considered in achieving the performance results. In addition, the PSUs and RSUs are subject to the Company’s clawback policy.
Additional Awards. The Compensation and Human Capital Committee made additional performance-based long-term incentive awards in 2021. At the beginning of 2021, the Committee was concerned about the need for executive stability for several reasons. The Committee believed executive stability was critical to continue the progress being made on the Company’s strategic objectives, such as Synovus Forward, and due to the uncertainty resulting from issues arising from the pandemic, such as the PPP and increasing work force attrition. In addition, the Committee was concerned about executive stability during the upcoming CEO transition. Their concerns were magnified by the forfeiture of the 2018 PSU equity awards (that would have vested in early 2021) and expected forfeiture of the 2019 PSUs (which were ultimately forfeited in early 2022), especially given that the forfeitures resulted primarily from external factors beyond the executives’ control (specifically the COVID-19 pandemic and interest rate environment). These external factors negatively affected the economic conditions that were originally projected when the financial performance goals under the awards were established. Because of these forfeitures and the potential for uncertainty due to the business environment and upcoming change in leadership, the Committee believed there was a compelling need to ensure appropriate incentives were in place to align the interests of executives with shareholders during this period of uncertainty and executive transition. As a result, awards were made to the named executive officers in the form of PSUs, so the awards are 100% performance-based, requiring the Company to attain significant performance milestones over the 2021-2023 performance period as described below. The Committee also modified the retirement vesting provisions of the additional PSUs such that they would not be eligible for retirement vesting treatment until one year from the grant date. The PSU awards were reasonable in value, generally less than the value of the forfeited awards and less than the annual long-term incentive award target values established by the Committee. The Committee also gave consideration to Mr. Blair’s promotion to President and CEO when determining the award, and also assessed that total compensation including the additional PSUs granted to named executive officers remained reasonable relative to peer group pay levels. The additional awards provided to Messrs. Blair, Holladay and Derrick are set forth in the Grant of Plan-Based Awards table on page 50 of this Proxy Statement. Mr. Stelling did not receive an additional award because of his transition arrangement described on page 44 of this Proxy Statement, and Mr. Gregory did not receive an additional award because he was hired after the grants of the forfeited PSUs.

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Performance Stock Units (PSUs)
The PSUs granted in 2021 - both the annual awards and the additional awards described above - have both a performance vesting component and a service vesting component. Under the performance vesting component for 2021, Synovus’ weighted average ROATCE (as adjusted) is measured over a three-year performance period (2021-2023). The Compensation and Human Capital Committee uses ROATCE as a performance measure given its increasing focus in our communications with shareholders and due to its incorporation of both earnings and capital management. ROATCE is calculated based on our adjusted earnings divided by our average tangible shareholder’s equity less preferred stock, goodwill and other intangibles. The performance formula for ROATCE places a higher weighting on the third year of the performance period. The Committee uses relative TSR as a performance measure because it is a direct measure of the Company’s return to shareholders relative to the Company’s competitors. The comparator TSR is based on the beginning and ending TSR of the banks in the KBW Nasdaq Regional Banking Index at the beginning and end of the applicable performance period. The actual payout of the PSUs may range from 0% to 150% of the target amount based upon Synovus’ weighted average ROATCE (as adjusted) and relative TSR during the performance period compared to the performance formula approved by the Committee. The service vesting component specifies that shares earned based on performance results will vest after three years of service.
The ROATCE performance targets set by the Compensation and Human Capital Committee are based upon assumptions that are contained in our confidential business plan for the three-year performance period. Because these performance targets are based on our non-public business plan, the Company does not publicly disclose the actual performance targets until the completion of the performance period. The portion of PSUs based on our relative TSR will pay 50% of target for performance at the 25th percentile, 100% of target for performance at the 50th percentile, and 150% of target for performance at the 75th percentile.
No Payout for 2019-2021 PSUs. The following charts show the calculation of the performance formula for the PSUs granted in 2019, which were based 50% on our weighted average ROAA (as adjusted) and 50% on our weighted average ROATCE (as adjusted). All of the shares were forfeited because our results did not meet the payout thresholds established by the Compensation and Human Capital Committee for the 2019-2021 performance period as a result of forecasted economic conditions in 2020 being significantly worse than our projections when the goals were established. For similar reasons, there were no payouts for the PSUs granted in 2018 for the 2018-2020 performance period as described in last year’s proxy statement.
The following tables outline our results relative to the established goals for the 2019-2021 performance period:
ROAA (as adjusted)(1) Performance Calculation

Year	Weighting	Target	Actual
2019	25%	1.39%	1.35%
2020	25%	1.42%	0.75%
2021	50%	1.45%	1.39%
3-Year Weighted Average ROAA (as adjusted)		1.43%	1.22%
ROATCE (as adjusted)(1) Performance Calculation

Year	Weighting	Target	Actual
2019	25%	15.75%	16.10%
2020	25%	16.50%	9.12%
2021	50%	17.00%	17.76%
3-Year Weighted Average ROATCE (as adjusted)		16.56%	15.19%
(1)Return on Average Assets (as adjusted) and Return on Average Tangible Common Equity (as adjusted) excludes non-recurring items and certain other items that are not indicative of ongoing operations. For a reconciliation of ROAA and ROATCE to the most comparable GAAP measure, please refer to Appendix B of this Proxy Statement.
Performance Goals and Payout Calculation

	Threshold	Target	Maximum	Actual
Performance Criteria 3-Year ROAA (as adjusted)	1.37%	1.43%	1.49%	1.22%
Performance Criteria 3-Year ROATCE (as adjusted)	15.73%	16.56%	17.40%	15.19%
Payout (as a Percentage of Target)	50%	100%	150%	0%
Restricted Stock Units (RSUs)
The RSUs have a service-based vesting schedule, with the RSUs vesting one-third each year over a three-year period subject to each executive’s continued employment with Synovus. The RSUs are granted as stock-settled RSUs for executives who did not yet meet their required ownership under our stock ownership guideline, and as cash-settled RSUs for executives who have met or exceeded their required ownership at the time of grant. For 2021, the RSUs granted to Messrs. Blair, Stelling and Holladay will be settled in cash.

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Prior to 2020, executives were granted market restricted stock units, or MRSUs, which had a service-based vesting component as well as a TSR multiplier. Under the service-based vesting component, the MRSUs vest one-third each year over a three-year period subject to each executive’s continued employment with Synovus. Under the TSR multiplier, the “target” amount of MRSUs which vest each year are adjusted upward or downward up to 25% in direct relationship to the annual total return experienced by our shareholders. In 2021, one-third of the MRSUs that were granted on February 8, 2018 and February 7, 2019 vested with payout percentages of 104.8% and 105.2%, respectively. In 2022, one-third of the MRSUs that were granted on February 7, 2019 vested with a payout percentage of 125%.
Potential Reductions to Equity Awards Due to Risk Concerns
Both the PSUs and MRSUs are subject to downward adjustment if future results suggest risk was not properly considered in achieving the results on which the number of units awarded were based. The Compensation and Human Capital Committee will consider if reductions are warranted if any of the following occur during the vesting period: (1) Synovus or a line of business experiences a material loss, (2) Synovus or an individual executive fails to comply with risk policies or properly address risk concerns, or (3) regulatory capital falls below regulatory capital requirements. The Committee did not exercise downward discretion with respect to the PSUs or MRSUs that vested during 2021. The PSUs, MRSUs and RSUs are also subject to the Company’s clawback policy, which provides for both potential forfeitures of unvested awards and recoupments of vested awards, as discussed on page 46 of this Proxy Statement.
Perquisites
Perquisites are a small part of our executive compensation program. Perquisites are offered to increase the productivity of our executives and align our compensation program with competitive practices because similar positions at Synovus’ competitors offer similar perquisites. The perquisites offered by Synovus in 2021 were limited to executive physicals, financial planning, housing allowances, the actuarial value of salary continuation life insurance coverage, and security alarm monitoring for certain officers. In addition, perquisites included transportation services for Mr. Stelling. The Company’s incremental cost of providing these benefits is included as “All Other Compensation” in the Summary Compensation Table and is described in more detail in footnotes 3 and 4 of the Summary Compensation Table on page 49 of this Proxy Statement. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate. The Company did not provide auto allowances or reimbursements for club dues to executives in 2021.
Retirement and Deferred Compensation Plans
Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. Synovus’ compensation program is designed to reflect Synovus’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand and communicate, and contributions to defined benefit plans often depend upon factors that are beyond Synovus’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. Synovus offered a 401(k) savings plan to its employees in 2021. The 401(k) savings plan offers an employer matching contribution of up to 5% of compensation.
In addition to the 401(k) savings plan, the Deferred Compensation Plan, or the Deferred Plan, replaces benefits foregone under the 401(k) savings plan due to legal limits imposed by the Internal Revenue Service, or IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by Synovus’ creditors. The employer matching contribution to the Deferred Plan for 2021 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table, and the earnings on the Deferred Plan accounts during 2021 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table. Mr. Stelling also participates in a deferred compensation plan entered into with Riverside Bank, or the Riverside Plan, prior to Riverside Bank’s acquisition by Synovus. The obligations under the Riverside Plan, which was initially effective January 1, 2003, were assumed by Synovus Bank when Synovus consolidated its banking charters in 2010. Under the Riverside Plan, the beginning benefit amount specified in the plan is increased by 3% for each year of service attained by Mr. Stelling. The total benefit amount under the Riverside Plan is payable to Mr. Stelling in monthly payments over a period of 15 years following his attainment of age 65 or in a single lump sum payment in the event of his death or disability. The total benefit amount under the Riverside Plan as of December 31, 2021 is included in Mr. Stelling’s balance in the Nonqualified Deferred Compensation Table and Synovus’ contribution to the Riverside Plan for 2021 is included in the “All Other Compensation” column in the Summary Compensation Table.

Employment and Termination Agreements
Synovus does not generally enter into employment agreements with its executives, except in unusual circumstances such as acquisitions and for succession and transition planning. As discussed in last year’s CD&A, the Company entered into a letter agreement with Mr. Stelling (the “succession letter”) on December 17, 2020, in connection with the previously-announced succession and transition plan. The letter set forth the terms applicable to his ongoing service as Executive Chairman from April 21, 2021 through December 31, 2022 and thereafter, as an advisor through December 31, 2024. The Compensation and Human Capital Committee and the Board believed it was advisable to enter into the succession letter with Mr. Stelling to ensure continuity through the CEO transition, retain the benefit of his experience and expertise, and secure a noncompetition restriction and employee and client non-solicitation covenants while he is providing services to the Company and for two years thereafter.
The succession letter provides that, with respect to his service to the Company in the 2021 and 2022 performance years, Mr. Stelling will continue to receive his current annual base salary and will be eligible for short and long-term incentive compensation as determined by the Compensation and Human Capital Committee on a basis no less favorable than previously applied to him, although for the 2022 performance year his target annual incentive opportunity will be reduced to 100% of his base salary and his target long-term incentive opportunity will be reduced to 200% of his base salary. For each year of service as an advisor, Mr. Stelling will receive an annual fee equal to his base salary, office and administrative support, financial planning assistance and security alarm monitoring service. In addition, in

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connection with the leadership transition of the Company and in recognition of the shareholder value created and maintained through the development of the Company’s executive team, Mr. Stelling’s continued commitment to serve the Company during the implementation of the Company’s succession plan and ensure the orderly transition of his responsibilities as CEO to his successor and his agreeing to be bound by the noncompetition and other restrictive covenants, effective January 1, 2021, Mr. Stelling was granted a cash transition award in the amount equal to the average of the amount of his “Total” compensation less the amounts reported as “All Other Compensation” as reflected in the Company’s Summary Compensation Table for each of the three completed calendar years prior to the date of the succession letter. As such, the value of the transition award is $5,284,810. The transition award will vest in two equal installments on the second and third anniversaries of the succession date (April 21, 2023 and April 21, 2024), subject to Mr. Stelling’s continued provision of services outlined in the succession letter. For more information, including the terms applicable upon certain terminations of Mr. Stelling’s employment, see “Potential Payouts Upon Termination or Change of Control” on page 52 of this Proxy Statement.
In considering the terms of the succession letter, the Compensation and Human Capital Committee and the Board took into account the benefits to the Company of the continued commitment and dedication of Mr. Stelling and the critical importance of ensuring a seamless and stable leadership transition during a tumultuous economic and historical period. The Committee developed Mr. Stelling’s duties and responsibilities with his input and a focus on prioritizing initiatives that would uniquely benefit from his stature and experience, both during his service as Executive Chairman and as an advisor. During his service as Executive Chairman, these responsibilities include chairing Board and shareholder meetings; providing advice, guidance and assistance to the CEO; contributing to the Company’s strategic and operational plans and the business initiatives of the Company; leading special projects identified by the Board; assisting with the maintenance and development of community, client and business relations; and carrying out such other duties as requested by the Board, which may include leveraging his relationships, stature and experience to develop, strengthening and growing business relationships and opportunities; overseeing the Company’s Leadership Development Curriculum; developing and advancing the Company’s ESG activities and initiatives; and continuing to be involved with regulatory relations and industry programs and events. During his service as an advisor, Mr. Stelling’s duties and responsibilities will in many respects be a continuation of those he had prior to his retirement, as they relate to being available to advise the CEO, assisting with special projects identified by the Board, maintaining and developing community, client and business relations and continuing to lead the initiatives advanced by him while serving as the Executive Chairman.
Synovus uses change of control arrangements with its executives to ensure: (1) the retention of executives and an orderly transition during a change of control, (2) that executives would be financially protected in the event of a change of control so they continue to act in the best interests of Synovus while continuing to manage Synovus during a change of control, and (3) a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. The change of control agreements in place for the named executive officers provide for a lump sum payment equal to two to three years of base salary and the affected executive’s average bonus for the past three years, as well as two to three years of health and welfare benefits. These payments and benefits are paid only in the event of a “double trigger,” requiring a change of control followed by termination of an executive’s employment by Synovus for any reason other than “cause,” death or disability, or by the executive for “good reason,” within two years of the change of control. For more information, see “Potential Payouts upon Termination or Change of Control” on page 52 of this Proxy Statement. In June 2012, the Committee adopted a policy prohibiting tax gross-ups from any new change of control agreements.

Competitive Market Data
The Compensation and Human Capital Committee historically has evaluated comparative data relating to total direct compensation (salary, short-term incentive opportunities, and long-term incentive opportunities) to assess the executive compensation practices of competitor companies. The Committee continued this practice in 2021, with the assistance of Meridian. Findings from this comparative evaluation were used to assist the Committee in establishing the compensation opportunities for executives in 2021.
For 2021, the Compensation and Human Capital Committee used a peer group of 16 banks as part of its evaluation. When originally approved by the Committee, the peer group included eight banks with higher assets and eight banks with lower assets than Synovus and none of the peer banks had more than three times Synovus’ assets. As part of its evaluation of market practices, the Committee reviewed the most recent proxy data available for the banks listed below, as well as data appropriate to our industry and company size from external market surveys. When reviewing this data, the Committee focused on total direct compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon each companies’ performance results.

Associated Banc-Corp.	Huntington Bancshares, Inc.
BOK Financial Corp.	M&T BankCorp.
Bank United, Inc.	New York Community Bancorp, Inc.
Comerica Inc.	People’s United Financial, Inc.
Cullen/Frost Bankers, Inc.	Popular, Inc.
First Horizon National Corp.	Regions Financial Corp.
FNB Corp.	TCF Financial Corp.
Hancock Whitney Corp.	Zions Bancorporation

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Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations
Compensation Policies
Stock Ownership/Retention Guidelines
To align the interests of its executives with shareholders, Synovus implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain ownership of Synovus common stock equal to at least a specified multiple of base salary, as set forth in the table below:

Named Executive Officer	Ownership Level (as multiple of base salary)
Chief Executive Officer	6x
Executive Chairman of the Board	5x
All Other Named Executive Officers	3x
The guidelines were amended effective January 1, 2022 to increase the multiple for the Chief Executive Officer to 6x and to exclude future stock options and performance-based stock awards from the calculation. Until the guideline is achieved, executives are required to retain 75% of all net shares received upon the exercise of stock options or vesting of other stock-based awards, excluding shares used to pay an option’s exercise price and any taxes due upon exercise or vesting of an award. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chief Executive Officer and Chairman of the Compensation and Human Capital Committee.
All named executive officers were in compliance with the guidelines as of January 1, 2022.
Hold Until Retirement Provision
Synovus has also adopted a “hold until retirement” policy that applies to all unexercised stock options and unvested restricted stock and restricted stock units awarded to our Chief Executive Officer. Under this policy, after the Chief Executive Officer has attained the stock ownership guidelines described above, he is also required to retain ownership of 50% of all stock acquired through Synovus’ equity compensation plans (after taxes and transaction costs) until his retirement or other termination of employment. The “hold until retirement” requirement further aligns the interests of our Chief Executive Officer with shareholders.
Clawback Policy
Our 2021 Omnibus Plan and award agreements contain language that makes all awards to executives subject to a recoupment or clawback policy approved by the Compensation and Human Capital Committee. The Committee initially approved a clawback policy in 2014 and the Committee updated and strengthened the policy in 2018. Under the updated policy, any incentive compensation paid to Synovus’ executive officers that is based upon materially inaccurate performance metrics or financial statements, or material failures in the management of company financial, operational, or reputational risks that result in or are reasonably expected to result in a material adverse impact to Synovus or a business unit, are subject to clawback.
Anti-Hedging Policy
Synovus does not allow directors or executive officers to hedge the value of Synovus equity securities held directly or indirectly by the director or executive officer. Synovus’ policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on Synovus’ securities, as well as hedging or monetization transactions, such as zero-cost collars and forward sale contracts or other derivative securities based on Synovus securities. The anti-hedging policy does not extend to all employees of Synovus but is limited to our directors, executive officers and certain other designated insiders.
Anti-Pledging Policy
Synovus’ Corporate Governance Guidelines and Insider Trading Policy prohibit pledges of our stock by directors and executive officers.
Accounting Considerations
We account for all compensation paid in accordance with generally accepted accounting principles. The accounting treatment is considered by the Compensation and Human Capital Committee but has not generally been the primary driver in determining the form of compensation paid to named executive officers.
No Option Repricing
Our 2021 Omnibus Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

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Timing of Equity Awards
If the Compensation and Human Capital Committee is taking action to approve equity awards on or near the date that Synovus’ annual earnings are released, the Committee has established the grant date for equity awards to executives as: (a) the last business day of the month in which earnings are released or, if later, (b) one complete business day following the date of the earnings release. This policy ensures that the annual earnings release has time to be absorbed by the market before equity awards are granted.
Compensation Process
Role of Compensation and Human Capital Committee and Compensation Consultant in Compensation Process
The roles of the Compensation and Human Capital Committee and its compensation consultant in the compensation process are described in detail on page 9 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation and Human Capital Committee.”
Role of the Executive Officers in the Compensation Process
Synovus’ Chief Executive Officer generally attends Compensation and Human Capital Committee meetings by invitation of the Committee, and other executives may also attend at the invitation of the Committee. The Chief Executive Officer and other executives provide management perspective on issues under consideration by the Committee, and the Chief Executive Officer makes proposals regarding the compensation of the named executive officers other than himself. No members of management have authority to vote on Committee matters. The Committee regularly meets in executive session without any executive officers present. For more information regarding Committee meetings, please refer to page 9 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation and Human Capital Committee.”
Tally Sheets
The Compensation and Human Capital Committee historically has used annual tally sheets to add up all components of compensation for the Chief Executive Officer and the other named executive officers, including base salary, bonus, long-term incentives, accumulative realized and unrealized stock options and restricted stock gains, the dollar value of perquisites and the total cost to the Company, and earnings and accumulated payment obligations under Synovus’ nonqualified deferred compensation program. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. Tally sheets are used to provide the Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are in line with our compensation strategy. The Committee reviewed tally sheets for the Chief Executive Officer and for Synovus’ other named executive officers in October 2021 and concluded that their total compensation is fair and reasonable.
Risk Considerations
Our compensation program is reviewed by several different groups to ensure that the risks involved with the program are appropriately assessed and managed. The compensation risks are first reviewed by the management team that designs, implements and administers the program. Incentive compensation programs are also reviewed by the Executive Risk Committee, a management committee chaired by our Chief Risk Officer. As a part of this process, management completes a thorough risk assessment for each plan, assessing the administrative, strategic and financial risk of each compensation plan, ensuring consistency in the review and administration of each plan and producing an overall risk assessment rating for each plan. Moreover, management reviews each plan for alignment with Synovus’ strategic objectives and assesses whether the payouts are equitable for value generated to Synovus and whether the plans encourage unnecessary risk-taking by Synovus’ participants. The Compensation and Human Capital Committee met with the Chief Risk Officer to review a comprehensive risk assessment of our 2021 compensation plans.
Synovus’ employee incentive plans are broadly classified by business unit: incentive plans for Synovus’ banking divisions and incentive plans for Synovus’ Financial Management Services division. All of the plans were assessed for risk factors in different categories, including financial risks, strategic risks and administrative risks. Each plan was assigned a level of risk ranking from “1” (lowest risk) to “5” (highest risk) for each risk category. Any plan that received a “4” or “5” in any category was modified through the implementation of additional controls to ensure appropriate mitigation of risks. After the implementation of such controls, no plans were ranked higher than a “3.” After reviewing the incentive plans and the Company’s risk assessment process, the Compensation and Human Capital Committee concluded that there were no unnecessary risks under the plans and there were no risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
CD&A
Synovus’ Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in Synovus’ 2021 Annual Report and in this Proxy Statement.
The Compensation and Human Capital Committee
Tim E. Bentsen, Chair
F. Dixon Brooke, Jr.
Stephen T. Butler
Joseph J. Prochaska, Jr.
Barry L. Storey
Teresa White

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SUMMARY COMPENSATION TABLE
The table below summarizes the compensation for each of our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kevin S. Blair President and Chief Executive Officer	2021	$865,083	—	$3,308,053	—	$1,453,340	—	$12,506	(2)	$5,638,982
	2020	695,250	—	1,465,411	—	625,725	—	—		2,786,386
	2019	673,763	—	1,803,032	—	403,219	—	44,196		2,924,210
Andrew J. Gregory, Jr. Executive Vice President and Chief Financial Officer	2021	475,000	—	513,998	—	534,375	—	44,150		1,567,523
	2020	475,000	—	488,495	—	320,625	—	85,907	(2)(3)	1,370,027
	2019	228,365	$200,000	300,001	—	365,250	—	65,111		1,158,727
Kessel D. Stelling Executive Chairman of the Board	2021	1,125,000	—	2,381,490	—	1,968,750	—	439,117		5,914,357
	2020	1,125,000	—	2,442,364	—	1,265,625	—	396,276	(3)(4)	5,229,265
	2019	1,125,000	—	2,553,319	—	1,054,688	—	457,436		5,190,443
Mark G. Holladay Executive Vice President and Chief Risk Officer	2021	409,902	—	1,079,175	—	430,397	—	27,061		1,946,535
	2020	409,902	—	488,495	—	221,437	—	26,083	(2)(3)	1,145,917
	2019	398,491	—	459,616	—	203,224	—	30,819		1,092,150
Robert W. Derrick Executive Vice President and Chief Credit Officer	2021	375,000	—	419,972	—	315,000	—	14,182		1,124,604
	2020	368,015	—	273,577	—	198,728	—	11,882	(2)(3)	852,202
	2019	320,195	—	286,020	—	143,234	—	7,055		756,504
(1)Amounts reflect the grant date fair value of stock awards for each of the last three fiscal years computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the PSU and RSU awards are set forth in Note 15 of the Notes to the Audited Consolidated Financial Statements in the 2021 Annual Report. If the highest level of performance were assumed in the valuation of the PSU awards for 2021, the grant date fair market value of the PSU awards granted in 2021 would have been $3,642,085 for Mr. Blair, $470,966 for Mr. Gregory, $2,354,787 for Mr. Stelling, $1,318,730 for Mr. Holladay and $461,562 for Mr. Derrick. If the highest level of performance were assumed in the valuation of the PSU awards for 2020, the grant date fair market value of the PSU awards granted in 2020 would have been $1,298,118 for Mr. Blair, $432,718 for Mr. Gregory, $2,163,159 for Mr. Stelling, $432,718 for Mr. Holladay and $242,349 for Mr. Derrick. If the highest level of performance were assumed in the valuation of the PSU and RSU awards for 2019, the grant date fair value of the PSU and RSU awards granted in 2019 would have been $2,441,543 for Mr. Blair, $3,566,655 for Mr. Stelling, $642,020 for Mr. Holladay and $429,030 for Mr. Derrick (Mr. Gregory was not granted performance awards in 2019).
(2)Amount includes an executive physical for Mr. Gregory in the amount of $2,686, financial planning assistance of $7,500 for Mr. Holladay, housing allowances of $12,506 and $16,183 for Messrs. Blair and Gregory, respectively, and the actuarial value of salary continuation life insurance benefit of $2,499 for Mr. Holladay and $626 for Mr. Derrick. Messrs. Blair and Gregory receive security alarm monitoring for which there is no incremental cost to the Company.
(3)Amount includes company contributions by Synovus to nonqualified deferred compensation plans of $25,281, $408,877, $17,062 and $14,186 for each of Messrs. Gregory, Stelling, Holladay and Derrick, respectively.
(4)Amount includes contributions by Synovus under the Synovus Director Stock Purchase Plan of $750 for Mr. Stelling. Amount also includes incremental costs of perquisites totaling $29,490 for Mr. Stelling. These perquisites include a housing allowance of $11,000, financial planning assistance of $17,500, and transportation service costs of $990. Mr. Stelling also receives security alarm monitoring service for which there is no incremental cost to the Company.

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Grants of Plan-Based Awards for Fiscal Year 2021
The table below sets forth the short-term and long-term incentive compensation (granted in the form of cash-based awards, PSUs and RSUs) awarded to the named executive officers for 2021. There were no stock options granted to the named executive officers for 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin S. Blair	2-18-21 (Cash Incentive)	2-18-21	$519,050	$1,038,100	$1,557,150	—	—	—	—		—
	2-18-21 (PSUs)	2-18-21	—	—	—	16,086	32,172	48,258	—		$1,381,466
	2-18-21 (Additional PSUs)	2-18-21	—	—	—	12,187	24,373	36,560	—		1,046,577
	2-18-21 (Cash-Settled RSUs)	2-18-21	—	—	—	—	—	—	21,448	(4)	880,011
Andrew J. Gregory, Jr.	2-18-21 (Cash Incentive)	2-18-21	178,125	356,250	534,375	—	—	—	—		—
	2-18-21 (PSUs)	2-18-21	—	—	—	3,656	7,312	10,968	—		313,977
	2-18-21 (RSUs)	2-18-21	—	—	—	—	—	—	4,875		200,021
Kessel D. Stelling	2-18-21 (Cash Incentive)	2-18-21	703,125	1,406,250	2,109,375	—	—	—	—		—
	2-18-21 (PSUs)	2-18-21	—	—	—	18,280	36,559	54,839	—		1,569,843
	2-18-21 (Cash-Settled RSUs)	2-18-21	—	—	—	—	—	—	24,373	(4)	1,000,024
Mark G. Holladay	2-18-21 (Cash Incentive)	2-18-21	143,466	286,931	430,397	—	—	—	—		—
	2-18-21 (PSUs)	2-18-21	—	—	—	3,656	7,312	10,968	—		313,977
	2-18-21 (Additional PSUs)	2-18-21	—	—	—	6,581	13,162	19,743	—		565,176
	2-18-21 (Cash-Settled RSUs)	2-18-21	—	—	—	—	—	—	4,875	(4)	200,021
Robert W. Derrick	2-18-21 (Cash Incentive)	2-18-21	112,500	225,000	337,500	—	—	—	—		—
	2-18-21 (PSUs)	2-18-21	—	—	—	2,048	4,095	6,143	—		175,839
	2-18-21 (Additional PSUs)	2-18-21	—	—	—	1,536	3,071	4,607	—		131,869
	2-18-21 (RSUs)	2-18-21	—	—	—	—	—	—	2,730		112,012
(1)Reflects threshold, target and maximum payout opportunities under the annual incentive plan based on 2021 performance. The actual amount of annual incentive earned by the named executive officer is reported under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For more information regarding the annual incentive plan, see the discussion under “Short Term Incentives” in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.

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(2)Reflects threshold, target and maximum number of shares that may be earned under awards of PSUs. The PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ weighted average ROATCE (as adjusted) and relative TSR during the performance period, the actual payout of the performance stock units can range from 0% to 150% of the target amount.
(3)Amounts reflect the grant date fair value of long-term incentive awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the long-term incentive awards are set forth in Note 15 of the Notes to the Audited Consolidated Financial Statements in the 2021 Annual Report.
(4)The RSUs granted to Messrs. Blair, Stelling and Holladay are settled in cash instead of stock.
Outstanding Equity Awards at 2021 Fiscal Year-End
The table below identifies the option awards and stock awards held by the named executive officers and outstanding on December 31, 2021.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kevin S. Blair	2-18-21	—		—	21,918	(3)	$1,049,215
	2-18-21	—		—	24,907	(4)	1,192,298
	2-18-21	—		—	32,877	(4)	1,573,822
	2-13-20	—		—	11,705	(3)	560,318
	2-13-20	—		—	26,334	(4)	1,260,609
	2-7-19	—		—	5,024	(5)	240,499
	2-7-19	22,587	(4)	$1,081,240	—		—
	12-12-19	—		—	4,554	(5)	218,000
Andrew J. Gregory, Jr.	2-18-21	—		—	4,980	(3)	238,393
	2-18-21	—		—	7,471	(4)	357,637
	2-13-20	—		—	3,902	(3)	186,789
	2-13-20	—		—	8,776	(4)	420,107
	6-24-19	—		—	3,312	(3)	158,545
Kessel D. Stelling	2-18-21	—		—	24,907	(3)	1,192,298
	2-18-21	—		—	37,361	(4)	1,788,471
	2-13-20	—		—	19,510	(3)	933,944
	2-13-20	—		—	43,891	(4)	2,101,062
	2-7-19	45,180	(4)	2,162,767	—		—
	2-7-19	—		—	10,044	(5)	480,806
Mark G. Holladay	2-18-21	—		—	4,980	(3)	238,393
	2-18-21	—		—	13,449	(4)	643,804
	2-18-21	—		—	7,471	(4)	357,637
	2-13-20	—		—	3,902	(3)	186,789
	2-13-20	—		—	8,776	(4)	420,107
	2-7-19	8,127	(4)	389,040	—		—
	2-7-19	—		—	1,809	(5)	86,597
Robert W. Derrick	2-18-21	—		—	2,789	(3)	133,509
	2-18-21	—		—	4,184	(4)	200,288
	2-18-21	—		—	3,136	(4)	150,120
	2-13-20	—		—	2,185	(3)	104,596
	2-13-20	—		—	4,913	(4)	235,185
	2-7-19	5,056	(4)	242,031	—		—
	2-7-19	—		—	1,128	(5)	53,997
(1)Includes additional stock awards credited by reason of such awards earning dividend equivalents. RSUs, PSUs and MRSUs also vest in the event of death, disability or retirement after age 65 with 10 or more years of service. The additional PSU grants on February 18, 2021 for Messrs. Blair, Holladay and Derrick require one year service to be eligible for retirement vesting.
(2)Market value is calculated based on the closing price of Synovus’ common stock on December 31, 2021 ($47.87) as reported on the NYSE.
(3)RSUs have a three-year service requirement and vest 33.3% each year over three years.
(4)PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ weighted average ROATCE (as adjusted) and relative TSR (with ROAA replacing relative TSR for the 2019 grant) during the performance period, the payout of the PSUs may range from 0% to 150% of the target amount. In accordance with SEC rules, the number of unearned PSUs reflected in the table is based on an assumed achievement at the target performance level. PSUs

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granted in 2019 are shown at 100% of target, although these PSUs were forfeited on February 7, 2022 because threshold performance goals were not attained.
(5)MRSUs have a three-year service requirement (one-third vest for each year of service following grant) and three one-year performance periods. Based upon Synovus’ TSR during the performance period, the number of MRSUs that vest each year may be adjusted upward or downward 25%. In accordance with SEC rules, the number of MRSUs in the table is based on an assumed achievement at the target performance level.
Option Exercises and Stock Vested for Fiscal Year 2021
The following table sets forth the number and corresponding value realized during 2021 with respect to RSUs that vested for each named executive officer. No named executive officer exercised stock options during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin S. Blair	—	—	19,897	$845,954
Andrew J. Gregory, Jr.	—	—	5,186	223,861
Kessel D. Stelling	—	—	28,197	1,146,081
Mark G. Holladay	—	—	5,267	214,133
Robert W. Derrick	—	—	2,816	114,506
(1)Reflects the fair market value of the underlying shares as of the vesting date.
Nonqualified Deferred Compensation for Fiscal Year 2021
The table below provides information relating to the activity in the deferred compensation plans for the named executive officers in 2021.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kevin S. Blair	$ —	$ —	$18,105	$ —	$129,546
Andrew J. Gregory, Jr.	47,738	25,281	14,080	—	192,753
Kessel D. Stelling	112,500	408,877	310,686	—	5,049,355	(4)
Mark G. Holladay	18,938	17,062	142,194	—	1,242,892
Robert W. Derrick	18,750	14,186	18,752	—	205,551
(1)The amounts included in this column are included in the Summary Compensation Table for 2021 as “Salary.”
(2)The amounts included in this column are included in the Summary Compensation Table for 2021 as “All Other Compensation.”
(3)Of the balances reported in this column, the amounts of $44,190, $53,044, $2,054,530, $249,069, and $25,498 with respect to Messrs. Blair, Gregory, Stelling, Holladay and Derrick, respectively, were reported as compensation in the Summary Compensation Table in previous years.
(4)The year-end balance for Mr. Stelling includes $2,639,483 in the Deferred Plan, which had contributions of $105,031 in 2021, and $2,409,872 in the Riverside Plan, which had contributions of $303,846 in 2021.
The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a two to ten-year period, as elected by the executive. Each named executive officer is 100% vested and will therefore receive his account balance in Synovus’ nonqualified deferred compensation plan upon his termination of employment for any reason.
The material terms and provisions of the Riverside Plan are described on page [•] of this Proxy Statement.
Potential Payouts upon Termination or Change of Control
As described above under “Employment and Termination Agreements,” Synovus entered into a succession letter with Mr. Stelling effective December 17, 2020 in connection with the succession and transition plan announced on the same date. Under the succession letter, Mr. Stelling will serve as Executive Chairman from April 21, 2021 through December 31, 2022 and as an advisor through December 31, 2024. Pursuant to the succession letter, Mr. Stelling agreed to be bound by a noncompetition restriction and employee and client non-solicitation covenants while he is providing services to the Company and for two years thereafter. The succession letter provides that, with

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respect to his service to the Company in the 2021 and 2022 performance years, Mr. Stelling will continue to receive his current annual base salary and will be eligible for short and long-term incentive compensation as determined by the Compensation and Human Capital Committee on a basis no less favorable than previously applied to him, although for the 2022 performance year his target annual incentive opportunity will be reduced to 100% of his base salary and his target long-term incentive opportunity will be reduced to 200% of his base salary. For each year of service as an advisor, Mr. Stelling will receive an annual fee equal to his base salary, office and administrative support, financial planning assistance and security alarm monitoring service. In addition, in connection with the leadership transition of the Company and in recognition of the shareholder value created and maintained through the development of the Company’s executive team, Mr. Stelling’s continued commitment to serve the Company during the implementation of the Company’s succession plan and ensure the orderly transition of his responsibilities as CEO to his successor and his agreeing to be bound by the noncompetition and other restrictive covenants, effective January 1, 2021, Mr. Stelling will be granted a cash transition award in the amount equal to the average of the amount of his “Total” compensation less the amounts reported as “All Other Compensation” for each of the three completed calendar years prior to the date of the succession letter. As such, the value of the transition award is $5,284,810. The transition award will vest in two equal installments on each of the second and third anniversaries of the succession date, subject to Mr. Stelling’s continued provision of services to the Company and compliance with the obligations under the succession letter through the applicable vesting dates. Upon certain qualifying terminations of Mr. Stelling’s employment or advisory services or a change of control of the Company, Mr. Stelling would also be entitled to receive the transition award and the unpaid advisor fee for the remainder of the advisor period. Upon Mr. Stelling’s retirement after attaining age 65 (or a termination due to his death or disability), he would also vest in his outstanding PSU and RSU equity awards, as provided and in accordance with the terms of the applicable award agreements (see below for vesting on certain terminations following a change of control). Mr. Stelling would also receive his vested account balances shown above in the Nonqualified Deferred Compensation table upon his termination, payable as described above.
Synovus has entered into change of control agreements with its named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the termination of an executive’s employment by Synovus for any reason other than “cause,” death, or disability, or by the executive for “good reason,” within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ stock by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of Synovus, or a merger of Synovus with another company if the former shareholders of Synovus own less than 60% of the surviving company. For purposes of these agreements, “good reason” means a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefit plans. In the event payments are triggered under the agreements, each named executive will receive a specified multiple of his base salary in effect prior to the termination plus a percentage of his base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. The severance multiple is 2x for Mr. Derrick and 3x for other named executive officers. These amounts are paid to the named executive in a single lump-sum cash payment. Each named executive will also receive health and welfare benefits for a number of years equal to the severance multiple. In addition, Messrs. Stelling and Holladay, who entered into agreements prior to the prohibition on tax gross-ups adopted by the Compensation and Human Capital Committee (see page 45), will receive an amount that is designed to provide a “gross-up” for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. In addition, the award agreements governing the PSU and RSU equity awards include “double trigger” vesting provisions similar to those described above for the change of control agreements, and as such, on a qualifying termination during the two years following a change of control, outstanding PSU and RSU awards held by our named executive officers would vest. The following table quantifies the estimated amounts that would be payable under the change of control agreements and equity award agreements, assuming the triggering events occurred on December 31, 2021. In addition to the amounts set forth in the table below, executives would also receive a distribution of their deferred compensation vested account balance shown above in the Nonqualified Deferred Compensation Table upon their separation of employment on December 31, 2021.

	Base Salary	Average 3-Yrs Short- Term Incentive Award	Pro-Rata Target Short- Term Incentive Award	Health and Welfare Benefits	Stock Award Vesting(1)	Excise Tax Gross- up(2)	Total
Kevin S. Blair	$2,850,000	$2,394,000	$1,140,000	$74,268	$7,176,001	N/A	$13,634,629
Andrew J. Gregory, Jr.	1,425,000	1,040,250	356,250	74,268	1,361,201	N/A	4,256,969
Kessel D. Stelling	3,375,000	4,125,000	1,406,250	74,268	8,659,348	—	17,640,226
Mark G. Holladay	1,229,706	750,120	286,931	74,268	2,322,367	$369,283	5,032,675
Robert W. Derrick	750,000	472,500	225,000	49,752	505,231	N/A	2,002,483
(1)Estimated by multiplying number of stock awards that vest upon change of control by fair market value on December 31, 2021. Awards vest in full at target upon involuntary or constructive termination of employment within two years following a change of control. Stock awards also vest upon death, disability or retirement after age 65 with 10 or more years of service.
(2)Excise taxes on vesting of PSU awards estimated by including full value of awards. Excise taxes on vesting of restricted stock unit and MRSU awards estimated by multiplying amount of awards that vest upon change of control by 1% for each month of accelerated vesting. Total estimated excise tax amount divided by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so that executive is placed in the same position as though excise tax did not apply. No gross-up payment is made if change of control payment does not exceed IRS cap by 110%, which was the case for Mr. Stelling. The agreements for Messrs. Blair, Gregory and Derrick do not contain gross-up provisions.
Executives who receive these benefits are subject to a confidentiality obligation with respect to non-public and confidential information about Synovus they possess. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

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CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
We identified the median employee from a list of all employees (full-time and part-time) employed as of December 31, 2021. We determined the median employee based on each employee’s annual earnings (consisting of salaries, bonuses and commissions), annualizing earnings for employees who were not employed for a full year in 2021. After identifying the median employee, we added compensation under our Company sponsored broad-based employee benefit plans to the earnings of the median employee for 2021 and to the CEO’s total compensation as reflected in the Summary Compensation Table for 2021 (adding $27,115 to the CEO’s compensation amount). Based on the foregoing, the CEO’s 2021 annual total compensation was $5,666,097 and the median annual total compensation of all employees (except for the CEO) was $68,535, resulting in a CEO pay ratio of approximately 83 to 1.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policy
Synovus’ Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of Synovus, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) Synovus is a participant; and (3) any related party of Synovus (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of Synovus stock, or their immediate family members) has or will have a direct or indirect interest.
Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:
•the employment of non-executive officers who are immediate family members of a related party of Synovus so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and
•certain limited charitable contributions by Synovus, which transactions are reviewed by the Committee at its next regularly scheduled meeting.
The policy does not apply to certain categories of transactions, including the following:
•certain lending transactions between related parties and Synovus and any of its banking and brokerage subsidiaries;
•certain other financial services provided by Synovus or any of its subsidiaries to related parties, including retail brokerage, deposit relationships, investment banking and other financial advisory services; and
•transactions that occurred, or in the case of ongoing transactions, transactions that began, prior to the date of the adoption of the policy by the Synovus Board.
Related Party Transactions in the Ordinary Course
During 2021, Synovus’ executive officers and directors (including their immediate family members and organizations with which they are affiliated) were also banking clients of Synovus and/or its subsidiaries. The lending relationships with these directors and officers (including their immediate family members and organizations with which they are affiliated) were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Synovus and its subsidiaries, and we in turn provide services, including retail brokerage and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons.
For purposes of determining director independence, the Board considered the lending and/or other financial services relationships provided to each of our directors and nominees, their immediate family members and/or their affiliated organizations during 2021 and determined that none of the relationships constitute a material relationship with Synovus. The services provided to these directors and nominees were in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence. See “Corporate Governance and Board Matters—Independence.”
Other Related Party Transactions
In 2021, Synovus and its wholly owned subsidiaries paid to Communicorp, Inc., a wholly-owned subsidiary of Aflac Incorporated, $167,284 for printing, marketing and promotional services, which payments are comparable to payments between similarly situated unrelated third parties for similar services. Teresa White, a director, is President of Aflac US. The payments to Communicorp by Synovus and its subsidiaries represent less than 0.001% of Aflac’s 2021 gross revenues. The Board considered these transactions and determined that Ms. White is independent pursuant to Synovus’ categorical standards of independence.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires Synovus’ officers and directors, and persons who own more than ten percent of Synovus stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Synovus with copies of all Section 16(a) forms they file.
To Synovus’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, Synovus believes that during the fiscal year ended December 31, 2021, its officers, directors and greater than ten percent beneficial shareholders timely complied with all applicable Section 16(a) filing requirements.
SHAREHOLDER PROPOSALS AND NOMINATIONS
In order for a shareholder proposal to be considered for inclusion in Synovus’ Proxy Statement for the 2023 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of Synovus at the address below. The Corporate Secretary must receive the proposal no later than November 15, 2022. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Synovus Financial Corp.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
For a shareholder proposal that is not intended to be included in Synovus’ Proxy Statement for the 2023 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 28, 2022 and not later than January 27, 2023. The notice of a proposed item of business must provide information as required in the bylaws of Synovus which, in general, require that the notice include, for each matter, a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the bylaws of Synovus which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee, as well as information on any hedging activities or derivative positions held by the nominee with respect to Synovus shares. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve, as well as a statement as to whether each nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election, an irrevocable resignation effective upon acceptance by the Board of Directors, in accordance with Synovus’ Corporate Governance Guidelines. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

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GENERAL INFORMATION
Financial Information
A copy of Synovus’ 2021 Annual Report accompanies this Proxy Statement or, in the case of shareholders who receive Notice and Access, is available on the website with the Proxy Statement. Additional copies of the 2021 Annual Report, without exhibits, will be furnished, without charge, by writing to the Corporate Secretary, Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901. The 2021 Annual Report is also available at investor.synovus.com under the “Financial Information” tab.
Caution Concerning Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” - that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the risks and other factors set forth in our filings with the SEC, including those set forth in our 2021 Annual Report. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Actual results could differ materially.
Solicitation of Proxies
Synovus will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Synovus by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means, for which they will receive no additional compensation. Synovus will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Innisfree is $15,000 plus expenses.
Householding
The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. Synovus and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:
•Only one Notice or Proxy Statement and 2021 Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;
•You can contact Synovus by calling (706) 641-6500 or by writing Director of Investor Relations, Synovus Financial Corp., 1111 Bay Avenue, Suite 200, Columbus, Georgia 31901 to request a separate copy of the Notice or 2021 Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and
•You can request delivery of a single copy of the Notice, 2021 Annual Report or Proxy Statement from your bank or broker if you share the same address as another Synovus shareholder and your bank or broker has determined to household proxy materials.

57

Appendix A: Synovus Financial Corp. Director Independence Standards
The following independence standards have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.
A majority of the Board of Directors will be directors that the Board of Directors has affirmatively determined meet the criteria for independence required by the NYSE and the Corporate Governance Guidelines.
A. Categorical Standards for Director Independence
The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:
•The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.
•The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).
•(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.
•The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
•The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (The principal amount of loans made by the Company to any director or immediate family member shall not be taken into consideration under this independence standard; however, interest payments or other fees paid in association with such loans would be considered payments.)
The following relationships will not be considered to be material relationships that would impair a director’s independence:
•The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).
•The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.
•The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.
•The director received less than $120,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:
1.Such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

A-1

2.With respect to extensions of credit by the Company’s subsidiaries:
(a)such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and
(b)no event of default has occurred under the extension of credit.
For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.
For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.
B. Additional Criteria for Independent Audit Committee and Compensation and Human Capital Committee Members
In addition to being independent as determined under the Categorical Standards for Independence set forth in “A” above,
•members of the Audit Committee shall not (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than directors’ fees or (b) be an “affiliated person” of the Company or any or its subsidiaries, all as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•members of the Compensation and Human Capital Committee (a) shall not have any relationship to the Company that is material to such director’s ability to be independent from the Company’s management in connection with the duties of a Compensation and Human Capital Committee member, after taking into consideration all factors specifically relevant to the relationship pursuant to NYSE Listing Standard 303A.02(a)(ii) and the criteria set forth in Rule 10C-1(b)(1) promulgated under the Exchange Act and (b) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue.

A-2

Appendix B: Reconciliation of Non-GAAP Financial Measures
Non-GAAP Financial Measures - Synovus 2021 Financial Performance
The measures entitled adjusted non-interest revenue, adjusted non-interest expense, adjusted tangible efficiency ratio, adjusted operating leverage multiple, and adjusted net income per common share, diluted are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue, total non-interest expense, efficiency ratio-tax equivalent, operating leverage multiple, and net income per common share, diluted, respectively.
Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue is a measure used by management to evaluate non-interest revenue exclusive of net investment securities gains (losses), gain on sale and changes in fair value of private equity investments, net, and fair value adjustments on non-qualified deferred compensation. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted operating leverage multiple is a measure of productivity and is calculated as the year-over-year percentage change in adjusted total revenue divided by the year-over-year percentage change in adjusted non-interest expense. Adjusted net income per common share, diluted is a measurement used by management to evaluate operating results exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The computations of these measures are set forth in the tables below.

	Years Ended December 31,
(dollars in thousands)	2021	2020	2019
Adjusted non-interest revenue, adjusted non-interest expense, adjusted tangible efficiency ratio and adjusted operating leverage multiple
Total non-interest revenue	$450,066	$506,513	$355,900
Subtract/add: Investment securities (gains) losses, net	799	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	—	(4,775)	(11,607)
Subtract: Fair value adjustment on non-qualified deferred compensation	(2,816)	(2,310)	(2,797)
Adjusted non-interest revenue	$448,049	$420,497	$349,155

Total non-interest expense	$1,099,904	$1,179,574	$1,098,968
Subtract: Earnout liability adjustments	(507)	(4,908)	(10,457)
Subtract: Goodwill impairment	—	(44,877)	—
Subtract: Merger-related expense	—	—	(56,580)
Subtract: Restructuring charges	(7,223)	(26,991)	(1,230)
Subtract: Valuation adjustment to Visa derivative	(2,656)	(890)	(3,611)
Subtract: Loss on early extinguishment of debt	—	(10,466)	(4,592)
Subtract: Fair value adjustment on non-qualified deferred compensation	(2,816)	(2,310)	(2,797)
Adjusted non-interest expense	$1,086,702	$1,089,132	$1,019,701

Adjusted non-interest expense	$1,086,702	$1,089,132	$1,019,701
Subtract: Amortization of intangibles	(9,516)	(10,560)	(11,603)
Adjusted tangible non-interest expense	$1,077,186	$1,078,572	$1,008,098

Net interest income	$1,532,947	$1,512,748	$1,595,803
Add: Tax equivalent adjustment	3,185	3,424	3,025
Add: Total non-interest revenue	450,066	506,513	355,900
Total TE revenue	$1,986,198	$2,022,685	$1,954,728
Subtract/add: Investment securities (gains) losses, net	799	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	—	(4,775)	(11,607)
Subtract: Fair value adjustment on non-qualified deferred compensation	(2,816)	(2,310)	(2,797)
Adjusted total revenue	$1,984,181	$1,936,669	$1,947,983
Efficiency ratio-TE	55.38%	58.32%	56.22%
Adjusted tangible efficiency ratio	54.29%	55.69%	51.75%
Operating leverage multiple	0.27	(0.47)
Adjusted operating leverage multiple	11.00	(0.09)

B-1

	Years Ended December 31,
(in thousands, expect per share data)	2021	2020
Adjusted net income per common share, diluted
Net income available to common shareholders	$727,304	$340,532
Add: Earnout liability adjustments	507	4,908
Add: Goodwill impairment	—	44,877
Add: Restructuring charges	7,223	26,991
Add: Valuation adjustment to Visa derivative	2,656	890
Add: Loss on early extinguishment of debt	—	10,466
Subtract/add: Investment securities (gains) losses, net	799	(78,931)
Subtract: Gain on sale and increase in fair value of private equity investments, net	—	(4,775)
Add/subtract: Tax effect of adjustments	(2,702)	11,748
Adjusted net income available to common shareholders	$735,787	$356,706
Weighted average common shares outstanding, diluted	148,495	148,210
Net income per common share, diluted	$4.90	$2.30
Adjusted net income per common share, diluted	4.95	2.41
Non-GAAP Financial Measures - Incentive Plans
The measures entitled return on average assets, as adjusted, return on average tangible common equity, as adjusted, and adjusted net income per common share, diluted are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use non-GAAP financial measures in our incentive plans, specifically weighted average return on average assets, as adjusted, and return on average tangible common equity, as adjusted, for our long-term incentive plan and adjusted net income per common share, diluted and return on average assets, as adjusted, for our short-term incentive plan. The most comparable GAAP measures to these measures are return on average assets, return on average common equity, and net income per common share, diluted, respectively. We believe that these non-GAAP financial measures more accurately reflect our core performance so that participants are neither rewarded nor penalized for items that are non-recurring, unusual, or not indicative of ongoing operations.
Return on average assets, as adjusted, return on average tangible common equity, as adjusted, and adjusted net income per common share, diluted, are measurements used by management to evaluate operating results exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons, and items that impact comparisons to other financial institutions. These non-GAAP financial measures should not be considered as substitutes for return on average assets, return on average common equity, and net income per common share, diluted determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

B-2

Non-GAAP financial measures used to determine the PSUs granted under our long-term incentive plan:
The following table reconciles return on average assets, as adjusted to return on average assets.

	Years Ended December 31,
(in thousands)	2021	2020	2019
Net income	$760,467	$373,695	$563,780
Adjustments:
Add: Income tax expense, net related to State Tax Reform	—	—	4,402
Add: Goodwill impairment	—	44,877	—
Add: Merger-related expense	—	—	56,580
Add: Earnout liability adjustments	507	4,908	10,457
Add: Restructuring charges	7,223	26,991	1,230
Add: Valuation adjustment to Visa derivative	2,656	890	3,611
Add: Loss on early extinguishment of debt	—	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	799	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	—	(4,775)	(11,607)
Add/subtract: Tax effect of adjustments	(2,702)	11,748	(9,343)
Adjusted net income	$768,950	$389,869	$631,361
Average assets	55,368,481	52,138,038	46,791,930
Return on average assets	1.37%	0.72%	1.20%
Return on average assets, as adjusted	1.39%	0.75%	1.35%
Weighting per year	50%	25%	25%
3-Year weighted average return on average assets, as adjusted	1.219%

B-3

The following table reconciles return on average tangible common equity, as adjusted to return on average common equity.

	Years Ended December 31,
(in thousands)	2021	2020	2019
Net income available to common shareholders	$727,304	$340,532	$540,899
Add: Income tax expense, net related to State Tax Reform	—	—	4,402
Add: Earnout liability adjustments	507	4,908	10,457
Add: Goodwill impairment	—	44,877	—
Add: Merger-related expense	—	—	56,580
Add: Restructuring charges	7,223	26,991	1,230
Add: Valuation adjustment to Visa derivative	2,656	890	3,611
Add: Loss on early extinguishment of debt	—	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	799	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	—	(4,775)	(11,607)
Add/subtract: Tax effect of adjustments	(2,702)	11,748	(9,343)
Adjusted net income available to common shareholders	$735,787	$356,706	$608,480
Add: Amortization of intangibles	7,108	7,825	8,598
Adjusted net income available to common shareholders excluding amortization of intangibles	$742,895	$364,531	$617,078

Net income available to common shareholders	$727,304	$340,532	$540,899
Add: Amortization of intangibles	7,108	7,825	8,598
Net income available to common shareholders excluding amortization of intangibles annualized	$734,412	$348,357	$549,497

Total average shareholders' equity less preferred stock	$4,674,833	$4,534,935	$4,384,458
Subtract: Goodwill	(452,390)	(485,987)	(487,126)
Subtract: Other intangible assets, net	(40,307)	(50,427)	(65,553)
Total average tangible shareholders' equity less preferred stock	$4,182,136	$3,998,521	$3,831,779
Return on average common equity	15.56%	7.51%	12.34%
Return on average tangible common equity	17.56%	8.71%	14.34%
Adjusted return on average tangible common equity	17.76%	9.12%	16.10%
Weighting per year	50%	25%	25%
3-Year weighted average return on average tangible common equity, as adjusted	15.187%
Non-GAAP financial measures used to determine payments under the cash-based short-term incentive plan:
The computations of adjusted EPS and adjusted return on average assets and the reconciliation of these measures to net income per common share, diluted and return on average assets are set forth in the tables below.

Year Ended December 31,
(in thousands, except per share data)	2021
Adjusted net income per common share, diluted
Net income available to common shareholders	$727,304
Add: Earnout liability adjustments	507
Add: Goodwill impairment	—
Add: Restructuring charges	7,223
Add: Valuation adjustment to Visa derivative	2,656
Subtract/add: Investment securities (gains) losses, net	799
Add/subtract: Tax effect of adjustments	(2,702)
Adjusted net income available to common shareholders	$735,787
Weighted average common shares outstanding, diluted	148,495
Net income per common share, diluted	$4.90
Adjusted net income per common share, diluted	4.95

B-4

Year Ended December 31,
(dollars in thousands)	2021
Adjusted return on average assets
Net income	$760,467
Add: Earnout liability adjustments	507
Add: Goodwill impairment	—
Add: Restructuring charges	7,223
Add: Valuation adjustment to Visa derivative	2,656
Add: Loss on early extinguishment of debt	—
Subtract/add: Investment securities (gains) losses, net	799
Subtract: Gain on sale and increase in fair value of private equity investments, net	—
Add/subtract: Tax effect of adjustments	(2,702)
Adjusted net income	$768,950
Total average assets	$55,368,481
Return on average assets	1.37%
Adjusted return on average assets	1.39

B-5

SYNOVUS FINANCIAL CORP.
P.O. BOX 120
COLUMBUS, GA 31902-0120

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2022, the day before the Synovus Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2022, the day before the Synovus Annual Meeting. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66128-P66830-Z81839 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOVUS FINANCIAL CORP.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect the following 13 nominees as directors:

Nominees:	For	Against	Abstain
1a. Tim E. Bentsen	☐	☐	☐
1b. Kevin S. Blair	☐	☐	☐
1c. F. Dixon Brooke, Jr.	☐	☐	☐
1d. Stephen T. Butler	☐	☐	☐
1e. Elizabeth W. Camp	☐	☐	☐
1f. Pedro Cherry	☐	☐	☐
1g. Diana M. Murphy	☐	☐	☐
1h. Harris Pastides	☐	☐	☐
1i. Joseph J. Prochaska, Jr.	☐	☐	☐
1j. John L. Stallworth	☐	☐	☐
1k. Kessel D. Stelling	☐	☐	☐
1l. Barry L. Storey	☐	☐	☐
1m. Teresa White	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D66129-P66830-Z81839

SYNOVUS FINANCIAL CORP.
2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, I hereby appoint Andrew J. Gregory, Jr. and Allan E. Kamensky as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on February 24, 2022 at the 2022 Annual Meeting of Shareholders to be held on April 27, 2022 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2022 Annual Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revoke all Proxies previously given by me for the ANNUAL MEETING.

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